UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )
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Moog Inc.
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EAST AURORA, NEW YORK 14052
PROXY STATEMENT
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 31, 2023
AT

East Aurora, New York 14052-0018

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Moog Inc. (the "Annual Meeting") will be held virtually on Tuesday, January 31, 2023, at 10:00 a.m. EST for the following purposes:

1.To elect four directors of the Company, two of whom will be Class A directors elected by the holders of Class A shares and two of whom will be Class B directors elected by the holders of Class B shares. One Class A director and one Class B director will each serve two-year terms expiring in 2025. One Class A director and one Class B director will each serve three-year terms expiring in 2026, or until the election and qualification of their successors.

2.To consider and ratify the selection of Ernst & Young LLP, independent registered certified public accountants, as auditors of the Company for the 2023 fiscal year.

3.To consider and transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on December 2, 2022 as the record date for determining which shareholders shall be entitled to notice of and to vote at such meeting.

The Annual Meeting will be a virtual meeting conducted via live webcast. Shareholders will be able to join the Annual Meeting via a website where they attend, submit questions and vote their shares electronically. Prior registration to attend the Annual Meeting and vote electronically at the Annual Meeting is required for each class of shares by 6:00 p.m. EST on January 26, 2023 by entering your control number, which can be found on your Important Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Register to attend and vote with Class A shares at register.proxypush.com/moga. Register to attend and vote with Class B shares at register.proxypush.com/mogb. Shareholders that hold both Class A and Class B shares must register each share class to be eligible to vote both share classes electronically at the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will also permit you to submit questions. We recommend that you log in at least fifteen minutes prior to the start of the Annual Meeting. Technical support will be available during the virtual Annual Meeting. Further details will be provided to shareholders as part of the registration confirmation.

SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT AT THE VIRTUAL MEETING MAY ATTEND THE ANNUAL MEETING BY PROXY. SHAREHOLDERS WHO WILL VOTE BY PROXY ARE REQUESTED TO DATE, MARK, SIGN AND RETURN THE PROXY CARD OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS AS DESCRIBED ON THE PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors
 Christopher A. Head, Secretary
    Dated: East Aurora, New York
December 19, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 31, 2023:

This Proxy Statement and the 2022 Annual Report to Shareholders are available for review online at
www.proxydocs.com/moga.

East Aurora, New York 14052-0018

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 31, 2023

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of record as of the close of business on December 2, 2022 by the Board of Directors of Moog Inc. (the “Company” or "Moog"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held virtually on January 31, 2023, at 10:00 a.m. EST, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be first made available to shareholders on or about December 19, 2022.

The Annual Meeting will be a virtual meeting conducted via live webcast. Shareholders will be able to join the Annual Meeting via a website where they attend, submit questions and vote their shares electronically. Prior registration to attend the Annual Meeting and vote electronically at the Annual Meeting is required for each class of shares by 6:00 p.m. EST. on January 26, 2023 by entering your control number, which can be found on your Important Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Register to attend and vote with Class A shares at register.proxypush.com/moga. Register to attend and vote with Class B shares at register.proxypush.com/mogb. Shareholders that hold both Class A and Class B shares must register each share class to be eligible to vote both share classes electronically at the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will also permit you to submit questions. We recommend that you log in at least fifteen minutes prior to the start of the Annual Meeting. Technical support will be available during the virtual Annual Meeting. Further details will be provided to shareholders as part of the registration confirmation.

As part of the Annual Meeting, we will hold a live Q&A session, during which we will address questions that relate to the matters to be voted on at the Annual Meeting. If you wish to submit questions prior to the Annual Meeting, please follow the registration instructions on your Notice of Internet Availability of Proxy Materials or proxy card. If you wish to submit a question during the Annual Meeting, you may do so using the virtual meeting platform. If your question is properly submitted during the relevant portion of the meeting agenda we will respond during the live webcast, subject to time constraints. Multiple questions submitted on the same subject will be consolidated and answered with a single response. Only validated shareholders or proxy holders will be able to ask questions using the meeting portal.

If the form of proxy is properly executed and returned or the internet or telephone voting options described on the proxy are used, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy will be deemed to confer authority to vote the shares represented by the proxy in accordance with the recommendations of the Board of Directors (the "Board") of the Company.

Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Any revocation may be made at the Annual Meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company, Christopher A. Head, c/o Moog Inc., Seneca Street at Jamison Road, East Aurora, New York 14052.

Many shareholders receive a notice of internet availability in lieu of paper copies of our 2022 Annual Report to Shareholders. The notice of internet availability provides instructions on how to access the documents on the internet and how to receive a paper copy of our materials. Electronic delivery enables us to more cost effectively provide the information needed while reducing the environmental impact and cost associated with printing and mailing paper copies.

RECORD DATE AND OUTSTANDING SHARES

The Board has fixed the close of business on December 2, 2022 as the record date for determining the holders of common stock entitled to notice of and to vote at the Annual Meeting. On December 2, 2022, the Company had outstanding and entitled to vote a total of 29,140,134 shares of Class A common stock (“Class A shares”) and 4,465,269 shares of Class B common stock (“Class B shares”).

STATEMENT REGARDING MOOG'S DUAL-CLASS STOCK

Since our founding in 1951, we have built our success based upon our culture and values, including our strong focus on our human capital resources. Our desire to create a shared sense of purpose among our employees has long been rooted in our current dual-class capital structure, which we believe is in the best interests of our Company and all of our shareholders. The Company’s dual-class capital structure, which has been in place since 1980, provides each outstanding Class A share a one-tenth vote per share and each outstanding Class B share one vote per share. In addition, holders of Class A shares are entitled to elect at least 25% of the Board, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Unlike many dual-class capital structures, the Company’s Class A shareholders elect their own directors without any influence from Class B shareholders. Currently, we have nine directors on our Board. Three are Class A directors and six are Class B directors.

The majority of Class B shares are held by employees or employee benefit plans. We believe that having our employees and employee benefit plans as significant shareholders through their ownership of the Class B shares has permitted the Company and our management to focus on the Company’s long-term success to the benefit of all of our stakeholders, including shareholders, employees, customers, suppliers and communities where we maintain offices and provides stability in the face of short-term market pressures and factors beyond the control of management.

The Company has a history of open disclosure regarding this dual-class capital structure. Shareholders that invest in our Company should do so with the understanding that, in the view of the Board of Directors and management, our current voting and governance structure contributes to the stability of the Company’s operations and long-term success.
VOTING RIGHTS AND INSTRUCTIONS

Holders of a majority of each of the Class A shares and Class B shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Holders of Class A shares are entitled to elect at least 25% of the Board, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining six directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to a one-tenth vote per share, and the record holder of each outstanding Class B share is entitled to one vote per share on all matters to be brought before the Annual Meeting.

The Class A directors and Class B directors will be elected by a plurality of the votes cast by the respective class. The ratification of the auditors and other matters submitted to the Annual Meeting that would not require a separate class vote by law may be adopted by a majority of the Class A shares and Class B shares, voting together as a single class, cast in favor of or against the proposal, a quorum of holders of Class A shares and Class B shares being present.

Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder. A broker or nominee holding shares for a shareholder in “street name” may not vote in the election of directors, unless the broker or nominee receives specific voting instructions from the shareholder. As a result, absent specific instructions, brokers or nominees may not vote a shareholder’s shares on Proposal 1, the election of directors. Such shares will be considered “broker non-votes” for such proposal. Broker non-votes in connection with the election of one or more nominees for director will not constitute a vote cast and will therefore have no effect on the outcome of the vote. In addition, with respect to Proposal 1, the election of directors, a "withhold" vote will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors. In accordance with New York law, abstentions and broker non-votes are also not counted in determining the votes cast in favor of or against Proposal 2, the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 2023 fiscal year, and therefore will not affect the outcome of such vote.

Additionally, if you hold your shares in a brokerage account or by another nominee, since you are not the shareholder of record, in order to vote these shares in person at the Annual Meeting you must obtain a legal proxy from your broker or other nominee. Once you have obtained the legal proxy, you must send a copy of the legal proxy to EQ via e-mail to EQSS-ProxyTabulation@equiniti.com prior to January 31, 2023.

Therefore, it is particularly important for shareholders holding shares in “street name” to instruct their brokers as to how they wish to vote their shares.

UNIVERSAL PROXY RULES

Pursuant to the Securities and Exchange Commission’s new universal proxy rules, which became effective September 1, 2022, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice of such intent to the Company in accordance with the requirements of the Securities and Exchange Commission’s Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the deadline for shareholders to provide notice of such intent pursuant to Rule 14a-19 for the Annual Meeting, no shareholder has provided such notice to the Company. Therefore, the universal proxy rules do not apply to this solicitation.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board is comprised of two classes of directors, Class A directors and Class B directors, elected by holders of Class A shares and holders of Class B shares, respectively. Within each class of directors there exist three subclasses, such that each of the subclasses is nearly equal in number.

Our Board is currently comprised of nine members. Four directors are to be elected at the Annual Meeting, of which two will be Class A directors elected by the holders of the outstanding Class A shares and of which two will be Class B directors elected by the holders of the outstanding Class B shares. Mr. Mahesh Narang is nominated to be elected by the holders of Class A shares and Mr. John R. Scannell is nominated to be elected by the holders of Class B shares each to hold office for a two-year term expiring in 2025, or until the election and qualification of his successor. Ms. Brenda L. Reichelderfer is nominated to be elected by the holders of Class A shares and Mr. Kraig H. Kayser is nominated to be elected by the holders of Class B shares each to hold office for a three-year term expiring in 2026, or until the election and qualification of their successors.

For each properly executed proxy, the persons named in the proxy will vote Class A shares for the election of the Class A nominees named in the following table and Class B shares for the election of the Class B nominees named in the following table, unless the proxy directs otherwise or is revoked. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Company’s current Board, including the nominees for director, share certain characteristics, experience and capabilities critical to effective board membership. Sound business judgment essential to intelligent and effective decision-making, experience at the policy-making level, relevant educational background, integrity, honesty and the ability to work collaboratively are some of the attributes possessed that qualify them to serve on the Board. The specific employment and leadership experiences, knowledge and capabilities of both the nominees for director and standing directors are further described in their biographies on the following pages.

Certain information regarding nominees for Class A and Class B directors, as well as those Class A and Class B directors whose terms of office continue beyond the date of the Annual Meeting, is set forth in the following tables. Ms. Reichelderfer and Messrs. Kayser and Scannell have previously served as directors and have been elected as directors at prior annual meetings. The Board appointed Mr. Narang as a director effective August 8, 2022.

Nominees for Election as Directors at the Annual Meeting

Name	Age	First Elected Director	Expiration of Term	Position
Nominees for Class A Director
Mahesh Narang	47	2022	2025	Director
Brenda L. Reichelderfer	64	2016	2026	Director
Nominee for Class B Director
Kraig H. Kayser	62	1998	2026	Director
John R. Scannell(1)	59	2012	2025	Chief Executive Officer; Chairman of the Board; and Director
(1)As announced on November 16, 2022, Mr. Scannell intends to retire as Chief Executive Officer ("CEO"), effective February 1, 2023.

The Board recommends a vote "FOR" the election of each of the Nominees listed above for Director.

Mr. Narang is President of the Components segment at Cummins Inc., a role he assumed in March 2021 after serving as the Vice President and General Manager of Cummins Emission Solutions. In his over 20 years at Cummins Inc., Mr. Narang held various leadership positions providing him with many opportunities to work within different business segments and across regions in operations, marketing and general management, including his role as Chief Operating Officer ("COO") for the India Area Business Organization. He received his B.S. in Engineering from Mumbai University and an M.B.A. from Northwestern University. The Company believes Mr. Narang’s extensive knowledge and expertise in global operations management, engineering and environmental solutions makes him highly qualified to serve as a director.

Ms. Reichelderfer is a retired Senior Vice President and Managing Director at TriVista, a global management consulting firm in the private equity sector. Ms. Reichelderfer joined TriVista in 2008 and also served as the company’s Global Head of Aerospace and Defense. Previously, she spent over 25 years in executive leadership positions at ITT Corporation, including Group President of the Motion & Flow Control and subsequently the Electronics Divisions. She received a B.S. in Electrical Engineering from Ohio Northern University and is a graduate of the Executive Development Institute at the Fuqua School of Business at Duke University. The Company believes Ms. Reichelderfer’s extensive experience in general management, engineering and operations, along with her knowledge of the aerospace and industrial industries, make her highly qualified to serve as a director.

Mr. Kayser is the non-executive Chairman and former President and CEO of Seneca Foods Corporation headquartered in Fairport, New York. He retired as President and CEO on October 1, 2020. Prior to assuming the CEO position at Seneca Foods in 1993, Mr. Kayser was Seneca Food’s Chief Financial Officer ("CFO"). He received a B.A. from Hamilton College and an M.B.A. from Cornell University. The Company believes Mr. Kayser’s financial and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, and experience as President of a large publicly traded corporation, makes him highly qualified to serve as a director.

Mr. Scannell joined the Company in 1990 as an Engineering Manager of Moog Limited in Ireland and later moved to Germany to become Operations Manager of Moog GmbH. In 1999, he became the General Manager of Moog Limited in Ireland, and in 2003 moved to Aircraft Controls as the Boeing 787 Program Manager and was subsequently named Director of Contracts and Pricing and elected a Vice President of the Company in 2005. He was elected CFO in 2007, a position he held until December 2010, at which time he was elected President and COO. In December 2011, Mr. Scannell was elected CEO and was named Chairman of the Board in January 2014. As announced on November 16, 2022, Mr. Scannell intends to retire as CEO, effective February 1, 2023. In addition to an M.B.A. from The Harvard Business School, Mr. Scannell holds B.S. and M.S. degrees in Electrical Engineering from University College Cork, Ireland. The Company believes Mr. Scannell’s range of management experience in engineering, operations management, contracts and finance, along with his in-depth knowledge of the Company’s markets, products and technologies, make him highly qualified to serve as a director.

Directors With Terms Continuing Beyond the Annual Meeting

Name	Age	First Elected Director	Expiration of Term	Position
Class A Directors
Janet M. Coletti	59	2020	2024	Director
Class B Directors
Donald R. Fishback	66	2015	2024	Director
William G. Gisel, Jr.	70	2012	2024	Director
Peter J. Gundermann	60	2009	2025	Director
Brian J. Lipke	71	2003	2025	Director

Ms. Coletti retired as Executive Vice President and Chief Human Resources Officer ("CHRO") of M&T Bank Corporation ("M&T") in December 2020. M&T is headquartered in Buffalo, New York. Ms. Coletti started her career at M&T in 1985 and she held numerous positions in the Consumer Banking and Business Banking divisions before becoming CHRO in 2015. Ms. Coletti holds a B.A. in Economics from Mount Holyoke College. The Company believes Ms. Coletti’s extensive financial services experience along with her understanding of talent management, leadership development, compensation and benefits, and diversity and inclusion make her highly qualified to serve as a director.

Mr. Fishback joined the Company in 1981 after working as a Certified Public Accountant for Deloitte LLP. He became Corporate Controller in 1985 and in 2007 was named Vice President of Finance, a position he held until December 2010, at which time he was elected CFO. Mr. Fishback retired as CFO of the Company effective January 2020 and served as a corporate Vice President until March 2021. Mr. Fishback holds a B.A. in Business from Westminster College in Pennsylvania, an M.B.A. from University at Buffalo, The State University of New York and completed The Harvard Business School Advanced Management Program. The Company believes Mr. Fishback’s in-depth financial and managerial expertise and thorough understanding of the Company’s operations make him highly qualified to serve as a director.

Mr. Gisel is former CEO and current Executive Vice Chair of Rich Products Corporation, headquartered in Buffalo, New York. Mr. Gisel started his career at Bankers Trust Company in 1974, and after completing law school in 1978, he joined the law firm Phillips Lytle LLP. Mr. Gisel joined Rich Products in 1982, serving as the company’s first General Counsel. In 1988, Mr. Gisel was named Vice President of the International Division. In 1996, he assumed the position of President of Rich’s Food Group and Chief Operating Officer and, in 2006, he was appointed CEO, a role in which he served until January 2020. He earned a B.A. from Williams College, a Juris Doctorate from the Emory University School of Law and has an M.B.A. from the University of Rochester William E. Simon Graduate School of Business Administration. The Company believes Mr. Gisel’s experience as an executive officer and director of a large, multi-national company makes him highly qualified to serve as a director.

Mr. Gundermann is President, CEO, and Chairman of Astronics Corporation, a publicly traded aerospace and defense company headquartered in East Aurora, New York. Mr. Gundermann joined Astronics in 1988, has been a director since 2000 and has held his current position as President and CEO since 2003. He received a B.A. in Applied Mathematics and Economics from Brown University and an M.B.A. from Duke University. The Company believes Mr. Gundermann’s in-depth understanding of the aerospace and defense industry and his significant high-level management experience as President and CEO of Astronics Corporation make him highly qualified to serve as a director.

Mr. Lipke retired as CEO of Gibraltar Industries, Inc., headquartered in Buffalo, New York, in December 2014 and served as Chairman of the Board through May 2015. Mr. Lipke started his career with Gibraltar in 1972, became President in 1987 and Chairman of the Board in 1993. Mr. Lipke attended the SUNY College of Technology at Alfred and the University of Akron. The Company believes Mr. Lipke’s extensive managerial experience at both the officer and director level, reflected by his tenure as Chairman of the Board and CEO of Gibraltar Industries, Inc., makes him highly qualified to serve as a director.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes and recommendations by directors of the Company in connection with Board and committee evaluations.

Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.moog.com by selecting Investors and then Corporate Governance Guidelines. Shareholders may request a free printed copy of our Corporate Governance Guidelines from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

Business Ethics Code of Conduct

We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Statement of Business Ethics is available on our website at www.moog.com by selecting Investors, Corporate Governance Guidelines and then Moog Statement of Business Ethics. Shareholders may request a free printed copy of our Statement of Business Ethics from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

Communication with Directors

The Board has a process by which shareholders or other interested parties can communicate with the Board, with the non-management directors as a group or with the chair of the Board executive sessions. All such questions or inquiries should be directed to the Secretary of the Company, Christopher A. Head, c/o Moog Inc., Seneca Street at Jamison Road, East Aurora, New York 14052. Mr. Head will review and communicate pertinent inquiries to the Board or, if requested, the non-management directors as a group or the chair of the Board executive sessions.

Leadership Structure

John R. Scannell was named CEO in December 2011 and Chairman of the Board in January 2014. The Board determined that for fiscal 2022 it was in the best interest of the Company and its shareholders for one person to serve as Chairman of the Board and CEO and that it was unnecessary to designate a specific lead independent director. The Company believed this was the appropriate leadership structure because Mr. Scannell is able to employ the experience and perspective gained over the past 32 years in his various roles of increasing responsibility at the Company to guide the Board effectively and efficiently in managing the property, affairs and business of the Company. As announced on November 16, 2022, Mr. Scannell intends to retire as CEO, effective February 1, 2023. At that time, Mr. Scannell will continue to serve on the Board as a non-executive Chairman following election at the Annual Meeting and Patrick J. Roche will serve as CEO.

Board Role in Risk Oversight

The Board is responsible for consideration and oversight of the risks facing the Company, managing this both directly and through standing committees of the Board. The Board is kept informed by various reports provided to it on a regular basis, including reports made by management at the Board and committee meetings. The Audit Committee performs a central oversight role with respect to financial and compliance risks and regularly reviews these risks with the full Board. The Executive Compensation Committee reviews and discusses with management the impact of the Company’s compensation policies and practices on risk taking within the Company. The committee roles are discussed in more detail later in this Proxy Statement.

Stock Ownership Guideline

In August 2018, the Board adopted stock ownership guidelines for the Company's CEO, other executive officers of the Company's executive management team and the directors of the Company. Pursuant to these stock ownership guidelines, each director is expected to own shares of the Company's stock having a value equal to at least three times the annual cash component of his or her director fee. Similarly, pursuant to these stock ownership guidelines, the Company's CEO and the other members of the Company's management executive team are expected to own shares of the Company's stock having a value equal to at least five times and three times, respectively, of his or her annual salary. In calculating stock ownership value, all direct holdings as well as the share value equivalent of vested stock appreciation rights ("SARs") are considered. Currently there is no time limit to achieve the expected level of share ownership pursuant to these stock ownership guidelines.

Insider Trading and Hedging Policy

All of the Company's directors, officers and employees are subject to Moog’s Insider Trading Policy. As part of this Insider Trading Policy, the Company’s directors, officers and employees are prohibited from engaging (i) in any short sales of the Company’s securities, (ii) in any transaction involving puts, calls and other derivative instruments that relate to or involve the Company’s securities or (iii) in any hedging or other monetization transactions or similar arrangements involving the Company’s securities, including prepaid variable forward contracts, forward sale or purchase contracts, equity swaps, collars or exchange funds. This policy effectively serves as the Company's anti-hedging policy.

Director Independence

Under the independence standards set forth at 303A.02 of the New York Stock Exchange Listed Company Manual, the Board has affirmatively determined that only the following non-management directors are independent: Messrs. Gisel, Gundermann, Kayser, Lipke, Narang and Ms. Reichelderfer. Under these standards, the Board has also determined that all standing Board committees, other than the Executive Committee, are composed entirely of independent directors.

Executive Sessions

The Company’s Corporate Governance Guidelines provide that the non-management directors meet without management at regularly scheduled executive sessions. Generally, these sessions take place prior to, or following, regularly scheduled Board meetings. Each executive session is chaired by an independent director. Mr. Kayser was the chair for each of the executive sessions held during fiscal 2022. The Audit Committee meets with the Company’s independent auditors in regularly scheduled executive sessions, with the Audit Committee chairperson presiding over such sessions.

Board of Directors Committee Meetings and Members

During fiscal 2022, the Board held four meetings. The following were the standing committees of the Board for fiscal 2022 and the number of meetings each committee held during fiscal 2022:

Director	Audit Committee	Executive Committee	Executive Compensation Committee	Nominating and Governance Committee
Janet M. Coletti	—	—	—	—
Donald R. Fishback	—	M	—	—
William G. Gisel, Jr.	—	—	C	M
Peter J. Gundermann	M	—	M	—
Kraig H. Kayser	C	—	—	M
R. Bradley Lawrence(1)	M	—	M	—
Brian J. Lipke	—	—	M	C
Mahesh Narang	—	—	—	—
Brenda L. Reichelderfer	M	—	—	M
John R. Scannell	—	C	—	—
Number of Meetings Held	5	—	2	2
C = Chair / M = Member

(1)Mr. Lawrence retired from the Board immediately prior to the 2022 Annual Meeting of Shareholders ("2022 Annual Meeting").

In addition to these formal meetings, the Board and its standing committees may also act by unanimous written consent when appropriate. For various reasons, Board members may not be able to attend a Board meeting in person or by teleconference. All Board members are provided information related to each of the agenda items before each meeting, and, therefore, can provide counsel outside the confines of regularly scheduled meetings. Each director attended at least 75% of the aggregate of the Board meetings and the committee meetings of which committee he or she was a member during fiscal 2022.

It is the Company’s policy that, to the extent reasonably practicable, Board members are expected to attend shareholder meetings. All of the directors attended the 2022 Annual Meeting held on February 8, 2022, except for Mr. Narang, who was appointed to the Board on August 8, 2022.

Nominating and Governance Committee

The Nominating and Governance Committee is composed solely of independent directors and participates in the search for qualified directors. The criteria for selecting nominees for election as directors of the Company includes experience in the operation of large public or private organizations, as well as accomplishments, education, capabilities, high personal and professional integrity and the willingness to represent the interests of all shareholders and not of any special interest group. From time to time, the Nominating and Governance Committee will engage a professional search firm, to which it pays a fee, to assist in identifying and evaluating potential nominees. After conducting an initial evaluation of a candidate, the Nominating and Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director and will also ask the candidate to meet with other directors and management. If the Nominating and Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s nomination for election.

The Nominating and Governance Committee does not have a formal written policy with regard to considering diversity in identifying nominees for director, but when considering director candidates, it seeks individuals with backgrounds and capabilities that, when combined with those of the Company’s other directors, bring a broad range of complementary skills, expertise, industry and regulatory knowledge and diversity of perspectives to build a capable, responsive and effective Board. Diversity considerations for a director nominee may vary at any time according to the particular area of expertise being sought to complement the existing Board composition.

A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company in accordance with the procedures outlined in the Company’s by-laws. In making a nomination, shareholders should take into consideration the criteria set forth above and in the Company’s Corporate Governance Guidelines. The Nominating and Governance Committee will use the same process for evaluating candidates for director regardless of source of such nomination, including from a shareholder. The Board has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website at www.moog.com by selecting Investors, Corporate Governance Guidelines and then Nominating and Governance Committee Charter.

All of the Nominating and Governance Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Nominating and Governance Committee held two meetings in fiscal 2022; and on November 14, 2022, met and nominated Messrs. Kayser, Narang and Scannell and Ms. Reichelderfer for election at the Annual Meeting.

Audit Committee

The Audit Committee is responsible for assisting the Board in monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Independent Registered Public Accounting Firm's qualifications and independence, and the performance of the Company’s internal audit function and the Independent Registered Public Accounting Firm. The Audit Committee has the sole authority to retain and terminate the Independent Registered Public Accounting Firm and is directly responsible for the compensation and oversight of the work of the Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the Independent Registered Public Accounting Firm the annual audited and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee also reviews and considers quarterly reports from the Independent Registered Public Accounting Firm on the Company's critical accounting policies and practices, internal control over financial reporting and major financial risk exposures. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.moog.com by selecting Investors, Corporate Governance Guidelines and then Charter of the Audit Committee of the Board of Directors.

All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has determined that each member of the Audit Committee is an "audit committee financial expert," as defined under applicable federal law and regulations. The Audit Committee held five meetings in fiscal 2022, in person and by telephone conference. On a regular basis, the Audit Committee met separately with the Company’s internal auditors and separately with the Independent Registered Public Accounting Firm.

Executive Compensation Committee

The Executive Compensation Committee is responsible for discharging the Board’s duties relating to executive compensation, including making all decisions regarding compensation of the executive officers and is responsible for administering the Company’s executive compensation program. The Executive Compensation Committee reviews both short-term and long-term corporate goals and objectives with respect to compensation of the CEO and the other executive officers. The Executive Compensation Committee also reviews and discusses with management the impact of Moog’s compensation policies and practices on risk-taking within the Company. At least once a year, the Executive Compensation Committee evaluates the performance of the CEO and other executive officers in light of these goals and objectives; and based on these evaluations, approves the compensation of the CEO and the other executive officers. The Executive Compensation Committee also reviews and recommends to the Board incentive compensation plans that are subject to the Board’s approval.

The Executive Compensation Committee is responsible for approving stock incentive awards to executive officers and key employees. The Executive Compensation Committee reviews management recommendations regarding awards to both executive officers and key employees, evaluating such potential awards in relation to overall compensation levels. The Executive Compensation Committee also reviews such awards with consideration for the potential dilution to shareholders, and limits stock awards such that the potential dilutive effect is within normally accepted practice. With regard to stock incentive grants to directors, such grants are approved by the full Board. The Executive Compensation Committee held two meetings in fiscal 2022.

All of the Executive Compensation Committee members meet the independence requirements of the New York Stock Exchange. The Board has adopted a written charter for the Executive Compensation Committee. A copy of the charter is available on the Company’s website at www.moog.com by selecting Investors, Corporate Governance Guidelines and then Executive Compensation Committee Charter.

During fiscal 2022, the Executive Compensation Committee utilized data provided in a report prepared by Korn Ferry, an independent professional compensation consulting firm, to assist and guide the Executive Compensation Committee. The Korn Ferry data was used to compare Moog’s executive compensation program with current industry trends, and to benchmark individual officer compensation levels against our peer group and Korn Ferry’s wider executive database. This report was also used to assist the Executive Compensation Committee in setting the compensation level of our CEO. Our CEO makes recommendations to the Executive Compensation Committee regarding the compensation levels of other executive officers. The amount of fees for services performed for the Executive Compensation Committee by Korn Ferry was approximately $51,000 for fiscal 2022.

Moog's management also used Korn Ferry for compensation and talent consultation services, which are provided independently of the services to the Executive Compensation Committee. The decision to engage Korn Ferry for these services was made directly by management and was approved by the chair of the Executive Compensation Committee when it related directly to executive compensation. The amount of fees for these additional services performed by Korn Ferry was approximately $120,000 for fiscal 2022.

During fiscal 2022, the Executive Compensation Committee also utilized the services of Frederic W. Cook & Co., Inc. ("FW Cook"), a separate independent professional compensation consulting firm, to assist and guide the Executive Compensation Committee in the review of the Company's overall incentive plan designs. The amount of fees for services performed for the Executive Compensation Committee by FW Cook was approximately $120,000 for fiscal 2022. No further services were provided to Moog's management by FW Cook.

The Executive Compensation Committee has assessed the independence of both Korn Ferry and FW Cook pursuant to the factors identified in the New York Stock Exchange listing rules regarding conflicts of interest for compensation consultants. The Committee concluded no conflict of interest existed.

Additional information regarding the Executive Compensation Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed in the Compensation Discussion and Analysis beginning on page 14.

Executive Compensation Committee Interlocks and Insider Participation

In fiscal 2022, Messrs. Gisel, Gundermann, Lawrence and Lipke served on the Executive Compensation Committee. None of the members of the Executive Compensation Committee was an officer or employee of Moog during the last fiscal year, was formerly an officer of Moog, or had any relationships with Moog requiring disclosure under any paragraph of Item 404 of Regulation S-K.

Related Party Transactions

We use a combination of Company policies, including a policy on related parties, in addition to established review procedures, including adherence to New York Stock Exchange Listing standards, to ensure related party transactions are reviewed, approved and ratified, as appropriate.

The Nominating and Governance Committee is responsible for developing, recommending and reviewing annually the Company's Corporate Governance Guidelines to comply with state and federal laws and regulations, and with New York Stock Exchange Listing Standards. The Board is further required to meet the independence standards set forth in the New York Stock Exchange Listed Company Manual. The Audit Committee is responsible for the review, approval or ratification of any related party transactions as noted in the “Compliance Oversight Responsibilities” section of the Charter of the Audit Committee. Our Statement of Business Ethics, which applies to all directors, executive officers and employees, provides guidance on matters such as conflicts of interest and procurement integrity, among others.

We require that each director and executive officer complete a questionnaire quarterly. The questionnaire requires positive written affirmation regarding related party transactions that may constitute a conflict of interest, including: any transaction or proposed transaction in excess of $120,000 involving the director or executive officer or an immediate family member and the Company, a subsidiary or any pension or retirement savings plan; any indebtedness to the Company; dealings with competitors, suppliers or customers; any interest in real or personal property in which the Company also has an interest; and the potential sale of any real or personal property or business venture or opportunity that will be presented to the Company for consideration. In addition, we collect quarterly updates to this questionnaire throughout the year. We review each questionnaire to identify any transactions or relationships that may constitute a conflict of interest, require disclosure, or affect an independence determination.

Any such transactions with the directors, executive officers, their immediate family members or any 5% shareholder are reviewed by the Audit Committee, and, when necessary, the full Board. These reviews are intended to ensure any such transactions are conducted on terms as fair as if they were on an arm’s length basis and do not conflict with the director’s or executive officer’s responsibilities to the Company. If the Audit Committee or Board were to determine that a transaction is not on terms as fair as if it were on an arm’s length basis, the transaction would be modified such that the transaction were as fair as if it were on an arm’s length basis. The Audit Committee and Board place significant reliance on their collective business judgment, experience and expertise in their review and deliberations.

For situations in which it is either clear that a conflict of interest exists or there is a potential conflict of interest, the related director or executive officer is obligated to recuse themself from any discussion on the business arrangement. That director or executive officer does not participate in approving or not approving the related transaction. The remaining members of the Board make those determinations.

During fiscal 2022, there was no related party transaction required to be reported under Item 404(a) of Regulation S-K that was required to be reviewed as a related party transaction under the Company’s policies and procedures.

Other Directorships

Current directors and director nominees of the Company are presently serving or have served at any time during the past five years on the following boards of directors of other publicly traded companies:

Director	Company
William G. Gisel, Jr.	KeyCorp(1)
Peter J. Gundermann	Astronics Corporation
Kraig H. Kayser	Seneca Foods Corporation
Brenda L. Reichelderfer	Federal Signal Corporation
John R. Scannell	Albany International, M&T Bank Corporation

(1)As of May 2020, Mr. Gisel no longer serves as director of KeyCorp as he retired from the board immediately prior to KeyCorp's 2020 Annual Meeting.

Website Access to Information

The Company’s internet address is www.moog.com. The Company has posted to the investor information portion of its website its Corporate Governance Guidelines, Board committee charters (including the charters of its Audit, Executive Compensation and Nominating and Governance Committees) and Statement of Business Ethics. This information is available in print to any shareholder upon request. All requests for these documents should be made to the Company’s Investor Relations department by calling (716) 687-4225 or by email to investorrelations@moog.com.

Discontinue Multiple Mailings

If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue multiple mailings, or to reinstate multiple mailings, by either mailing your request to Moog Inc., Attention: Investor Relations, Seneca Street at Jamison Road, East Aurora, New York 14052, or sending your request to Investor Relations via electronic mail at investorrelations@moog.com. Please include the exact share registration as it is shown on the address label(s) for your mailing(s).

COMPENSATION OF DIRECTORS

The aggregate cash remuneration for attending Board and committee meetings for all non-management directors, excluding reimbursement of out-of-pocket expenses, was $775,000 for fiscal 2022.

During fiscal 2022, stock awards with a grant date fair value of $100,015 were granted to each non-management director, other than Mr. Narang, under the 2014 Moog Inc. Long Term Incentive Plan (the “2014 LTI Plan”), which provides that awards in a certain number of underlying Class A shares or Class B shares may be granted to non-employee directors. Messrs. Fishback, Gisel, Gundermann, Kayser, Lawrence and Lipke and Mses. Coletti and Reichelderfer each were granted 1,205 Class B shares. During fiscal 2022, Mr. Gisel was granted an additional 649 Class B shares with a fair value of $50,005, in lieu of cash, for talent management services.

2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Janet M. Coletti	$100,000	$100,015	$—	$200,015
Donald R. Fishback	100,000	100,015	—	200,015
William G. Gisel, Jr.	100,000	150,020	—	250,020
Peter J. Gundermann	100,000	100,015	—	200,015
Kraig H. Kayser	100,000	100,015	—	200,015
R. Bradley Lawrence(2)	50,000	100,015	—	150,015
Brian J. Lipke	100,000	100,015	—	200,015
Mahesh Narang(3)	25,000	—	—	25,000
Brenda L. Reichelderfer	100,000	100,015	—	200,015
(1)This column shows the aggregate grant date fair value of Class B shares granted in fiscal 2022.
(2)Mr. Lawrence retired from the Board immediately prior to the 2022 Annual Meeting.
(3)Mr. Narang was appointed to the Board on August 8, 2022.

During fiscal 2022, the number of Class B shares granted to each non-employee director were as follows:

Name	Grant Date	Common Stock	Number of Shares Awarded (#)	Market Price on Grant Date ($)
Janet M. Coletti	11/16/2021	Class B	1,205	$83.00
Donald R. Fishback	11/16/2021	Class B	1,205	83.00
William G. Gisel, Jr.	11/16/2021	Class B	1,205	83.00
	02/08/2022	Class B	649	77.05
Peter J. Gundermann	11/16/2021	Class B	1,205	83.00
Kraig H. Kayser	11/16/2021	Class B	1,205	83.00
R. Bradley Lawrence(1)	11/16/2021	Class B	1,205	83.00
Brian J. Lipke	11/16/2021	Class B	1,205	83.00
Brenda L. Reichelderfer	11/16/2021	Class B	1,205	83.00

(1)Mr. Lawrence retired from the Board immediately prior to the 2022 Annual Meeting.

The aggregate number of SARs on Class A and Class B shares held by each non-employee director as of October 1, 2022 was as follows:

Name	SARs on Moog Class A Shares (#)	SARs on Moog Class B Shares (#)
Janet M. Coletti	—	—
Donald R. Fishback	23,333	29,836
William G. Gisel, Jr.	4,000	2,500
Peter J. Gundermann	5,500	2,500
Kraig H. Kayser	5,500	2,500
Brian J. Lipke	5,500	2,500
Mahesh Narang	—	—
Brenda L. Reichelderfer	—	—

Expense Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses in the performance of their duties.

Indemnification Agreements

Moog has indemnification agreements with our directors. These agreements provide that directors are covered under our directors and officers liability insurance, which indemnifies directors to the extent permitted by law and allows for the advance of funds to directors to cover expenses subject to reimbursement if it is later determined indemnification is not permitted.

Deferred Compensation Plan

This plan allows non-employee directors to defer all or part of the director’s cash fees. Directors deferring cash fees must notify the Company of any changes to the elections to defer fees for a calendar year by the end of the preceding calendar year, with new directors having 30 days to make such an election. Directors deferring cash fees accrue interest monthly at the average of the six month Treasury bill rate. Notwithstanding the foregoing, effective for monthly credits beginning in November 2021, the monthly credit will be based on the sum of (1) the average annual yield curve rates during the applicable month for United States Treasury Bonds of 5 years maturity, plus (2) 2.50%, divided by 12. During fiscal year 2022, two directors participated in this plan. The table below shows the amounts deferred for fiscal year 2022.

Name	2022 Cash Fees Percent Deferred (%)	Payment of Deferred Fees from Prior Years ($)
Janet M. Coletti	100%	$—
Donald R. Fishback	—	—
William G. Gisel, Jr.	100%	—
Peter J. Gundermann	—	—
Kraig H. Kayser	—	—
R. Bradley Lawrence (1)	—	—
Brian J. Lipke	—	—
Mahesh Narang(2)	—	—
Brenda L. Reichelderfer	—	—
(1)Mr. Lawrence retired from the Board immediately prior to the 2022 Annual Meeting.
(2)Mr. Narang was appointed to the Board on August 8, 2022.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This compensation discussion and analysis ("CD&A") provides detailed information about the compensation arrangements for the Company’s named executive officers ("NEOs"):

•John R. Scannell — Chief Executive Officer; Chairman of the Board; and Director *
•Jennifer Walter — Vice President; Chief Financial Officer
•Patrick J. Roche — Executive Vice President; Chief Operating Officer *
•Mark J. Trabert — Vice President; President, Aircraft Controls
•Maureen M. Athoe — Vice President; President, Space and Defense Controls

*As announced on November 16, 2022, Mr. Scannell intends to retire as CEO, effective February 1, 2023 and Mr. Roche will be promoted to CEO.

This CD&A includes the Executive Compensation Committee’s compensation philosophy, the objectives of our compensation program and a discussion of each element of compensation paid to the NEOs for our most recent fiscal year.

Executive Summary

The objective of the Company’s executive compensation program is to provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.

2022 Performance

Fiscal 2022 was a strong year for the Company despite the challenges associated with COVID-19, supply chain, inflation and labor shortages. Sales of $3 billion, a record high, were up 6% compared to fiscal 2021. The main drivers of growth were the commercial aircraft business, both OEM and aftermarket, as well as increased sales in our RIwP® turret program in Space and Defense. Our reported earnings per share for fiscal 2022 of $4.83 included $0.73 per share of charges associated with various impairment charges and our portfolio shaping activities. Cash flows from operating activities in fiscal 2022 of $247 million included a $100 million benefit from our Amended and Restated Receivables Purchase Agreement ("RPA"). Capital deployment in fiscal 2022 included payments of dividends totaling $33 million and repurchasing approximately 487,000 shares of Company stock for an aggregate purchase price of approximately $36 million. Additional information regarding the Company's financial results may be found in the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2022. Additional information regarding adjustments made between the Company’s reported and adjusted results can be accessed in the Supplemental Data published with the fiscal 2022 fourth quarter earnings release on our website at www.moog.com by selecting Investors, Webcasts and then Event Archives.

2022 Executive Compensation Assessment

The Executive Compensation Committee uses data provided by Korn Ferry, our compensation consultant, to establish competitive salaries for each of the NEOs. Information regarding the compensation consultant and this analysis is provided in greater detail throughout the CD&A.

Our total direct compensation programs consist of base salary, short-term incentive (“STI”), and long-term incentive (“LTI”), as well as other benefits, each of which are discussed below. However, the Executive Compensation Committee also considers how our total compensation compares with the total compensation of comparable executives in peer organizations and the broader marketplace.

In summary, the key aspects of the Company’s compensation for the NEOs are as follows:

•Base salary increases tied to market benchmarks, time in position and individual job performance;
•STI based upon increases in adjusted earnings per share (“Adjusted EPS”) and free cash flow (“FCF”);
•LTI awards in the form of SARs, performance-based restricted stock units ("PSUs") and time-vested awards ("TVAs") link NEO compensation to long-term shareholder interests; and
•Benefits that include retirement and medical coverage.

Moog’s executive compensation compared to market can be summarized as:
•Base salaries are between 90% and 103% of market median with an average of 96%;
•Total Cash Compensation ("TCC") for all NEOs falls between 67% and 99% of market median with an average of 81%; and
•Total Direct Compensation ("TDC") for all NEOs falls between 59% and 97% of market median, with an average of 77%.

What We Do	What We Don't Do
Pay for performance philosophy	No re-pricing SAR awards
Capped incentive payouts	No permitted hedging, short sale or derivative transactions in Company stock
Challenging performance objectives through multiple metrics and overlapping multi-year time horizons	No guaranteed salary increases or guaranteed incentive bonuses for NEOs
Stock ownership guidelines for officers and directors	No excessive perquisites
Independent compensation consultant retained directly by Executive Compensation Committee	No excise tax gross up
Change in control agreements are double triggered	No excessive dilution: as of October 1, 2022, total dilution was less than 1% of the Company's outstanding shares
Executive Compensation Committee reviews compensation related risks
The Role of Shareholder Say-On-Pay Votes

The Company provides its shareholders with the opportunity to cast an advisory vote every three years on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held on February 9, 2021, approximately 88% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Executive Compensation Committee believes this result affirms shareholders’ support of the Company’s approach to executive compensation and therefore maintained this approach in fiscal 2022. The Executive Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.

Compensation Philosophy and Objectives

Moog seeks to fulfill the objective of its executive compensation program by linking annual changes in executive compensation to overall Company performance, as well as each individual’s contribution to the results achieved. The emphasis on overall Company performance is intended to align the executives’ financial interests with the interests of shareholders. Moog also seeks fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management remuneration.

The Company’s executive compensation program aims to take a balanced approach. We recognize that near-term shareholder value can be created by the achievement of near-term results. To reward near-term success, annual salary increases are linked to market rates and individual job performance. The STI payment reflects performance against annual adjusted EPS and FCF targets. These targets are independent of each other and the payment received under the STI plan ultimately depends on performance against these two criteria.

The Company’s business, particularly in aerospace and defense, requires that executives make decisions and commitments where benefits, in financial terms, take years to develop. The LTI awards are intended to reward long-term success and to align executives’ financial interests with those of long-term shareholders through the award of PSUs in conjunction with SARs and TVAs under the 2014 LTI Plan. The PSUs vest conditionally based on a three-year performance period, using total sales and operating margin targets.

The Company believes that its total executive compensation program maintains alignment between both short and long-term incentives, Company performance and the interests of shareholders. The metrics selected for linkage to these plans were chosen because of their profile within the Company as key performance indicators.

Roles and Governance

The Executive Compensation Committee

The Executive Compensation Committee of the Board is composed solely of independent, non-employee directors. The Executive Compensation Committee meets to determine CEO compensation and has final approval on all elements of officer compensation. Any changes in benefit plans which affect executive officers are presented to the Executive Compensation Committee for review and approval, prior to presentation to the entire Board for subsequent approval.

For fiscal 2022, this committee was comprised of the following members:

William G. Gisel, Chair	R. Bradley Lawrence (retired from the Board immediately prior to the 2022 Annual Meeting)
Peter J. Gundermann	Brian J. Lipke

Independent Consultant

The Executive Compensation Committee selects and retains the services of Korn Ferry, our compensation consultant, to provide professional advice on the Company’s executive officer compensation. Korn Ferry is retained directly by the Executive Compensation Committee and works directly with the Executive Compensation Committee’s chairman. Korn Ferry advises on the design of compensation arrangements and provides an independent market assessment of peer companies, using Korn Ferry’s Job Evaluation methodology and general industry compensation and practices.

The compensation consultant works with management to collect information, to solicit management’s input and to understand Moog’s plans, goals and actual performance. The consulting relationship is reviewed by the Executive Compensation Committee annually to determine its satisfaction with the services and advice provided by the compensation consultant.

The Executive Compensation Committee also utilized the services of FW Cook, a separate independent professional compensation consulting firm, to assist and guide the Executive Compensation Committee in the review of the Company's overall incentive plan designs.

For additional information about the services provided by Korn Ferry and FW Cook and their respective independence, refer to the Executive Compensation Committee section under Corporate Governance beginning on page 7.

Market Assessment

The Basis of Comparison

As part of their review process, Korn Ferry makes comparisons of the Company’s compensation program to two groups of companies. The first comparison is with Korn Ferry’s proprietary Industrial Executive Compensation Report. The second comparison is with a group of seventeen companies whose businesses are similar to Moog’s and whose revenues are reasonably comparable. Korn Ferry reviews this peer group each year and recommends changes where appropriate.

There were no changes made to the peer group in fiscal 2022. The full list of peers for fiscal 2022 is shown below:

AAR CORP.	ITT Inc.
Aerojet Rocketdyne Holdings, Inc.	Kaman Corporation
AMETEK, Inc.	Regal-Beloit Corporation
Barnes Group Inc.	Spirit AeroSystems Holdings, Inc.
Crane Co.	Teledyne Technologies Incorporated
Curtiss-Wright Corporation	TransDigm Group Incorporated
HEICO Corporation	Triumph Group, Inc.
Hexcel Corporation	Woodward, Inc.
IDEX Corporation

Competitive Analysis of Total Direct Compensation

Each year, the Executive Compensation Committee conducts a market assessment to compare the compensation of the Company’s NEOs to that of executives in comparable positions. The analysis is based upon current fiscal year base salary, a pro-forma STI value reflective of average awards over the last five years for the positions listed and current fiscal year grant date LTI values.

The market assessment used by the Executive Compensation Committee of the Board relies on the following considerations:
•The CEO and CFO market data for base salary, TCC and TDC, which is a 50/50 mix of Moog’s peer group and data from the Korn Ferry General Market Executive Compensation Report. For the other NEOs, it is drawn from the Korn Ferry survey data only. This approach widens the number of companies used for comparative purposes, thereby reducing the impact that individual changes within the peer group may have.
•Where peer group data is used, it has been taken on a like-for-like basis. The CEO and CFO are matched to equivalent peer company roles. For the Korn Ferry survey, like-for-like data is used with equivalent roles (CEO, CFO, Division Head). The survey data also uses Korn Ferry proprietary job evaluation system scores as a further means of ensuring the comparisons are accurate.
•Rather than comparing the value of the individual elements of compensation to market, the cumulative position is shown, so that the competitiveness of each element can be seen as they are combined.

This assessment, amongst other considerations, is used by the Executive Compensation Committee when determining NEO compensation.

Principal Elements of the Executive Compensation Program

Base Salary

Both the Executive Compensation Committee and the Company use Korn Ferry’s Job Evaluation methodology for professional roles, including its NEOs. Korn Ferry’s Job Evaluation methodology is an analytical, factor-based scheme that measures the relative importance of jobs by assigning them points within an organization. Each NEO has an evaluation score that is used to benchmark compensation. Korn Ferry provides annual peer-company salary data, as well as data from their wider executive compensation survey. This information provides the basis for determining a competitive base salary for each position. NEOs’ base salaries are reviewed annually, and adjustments are based on a comparison with market benchmarks, time in position and individual job performance.

Short Term Incentive (STI)

The Company’s senior managers and executives consist of over 400 individuals. This entire group, including the NEOs, participates in the STI plan in which bonus payouts each year are a function of the Company’s performance against annual adjusted EPS and FCF targets. Any payout depends entirely on these two elements. The two elements operate independently of each other and there are no individual performance incentives in the formula.

The Company uses these two metrics to underscore the importance of collaboration at all levels of leadership. The Company supplies products to a diverse array of customers in a variety of global markets. The common thread is that the technology used in our high-performance precision control and fluid flow systems and our other key technical resources are transferable from one segment to another in response to fluctuating customer demands. Having our senior leadership focus on “what’s good for the Company” has been an important factor in the Company’s performance. For a detailed explanation of the STI calculation method, refer to the Short Term Incentive (STI) section under The Process Used to Determine Compensation beginning on page 18.

Long Term Incentive (LTI)

Moog Inc. 2014 Long Term Incentive Plan

In January 2015, the 2014 LTI Plan was approved by shareholders, providing for the grant of awards covering 2,000,000 Class A or Class B shares of stock. The 2014 LTI Plan was implemented to provide a more flexible framework that permits the development and implementation of a variety of stock-based incentives, which enable the Company to base awards on key performance metrics, as well as to further align our LTI compensation with our peers and shareholder interests.

The LTI awards granted in fiscal 2022 continued to consist of SARs, PSUs and TVAs. SARs align awards to share price increases over the medium to long term. PSUs provide an equity compensation element that is linked to key performance indicators. The number of PSUs that will vest depends on growth and profitability performance, which will be measured at the end of a three-year performance period. TVAs balance the Company's LTI mix in the form of cash-denominated, time-vested awards that may be settled in cash or a number of shares of stock based upon the current stock price at vesting. It is intended that TVAs will be settled to Class B shares upon vesting.

All SARs and PSUs granted in fiscal 2022 were issued in underlying Class B shares.

The number of annual SARs, PSUs and TVAs awarded was determined utilizing Korn Ferry peer company survey data as part of the analysis. Individual performance is not used to determine the number of awards.

Moog Inc. 2008 Stock Appreciation Rights Plan (2008 SAR Plan)

Issuances of new awards under the 2008 SAR Plan terminated on January 7, 2015 following shareholder approval of the 2014 LTI Plan. The 2008 SAR Plan covers outstanding SARs, which confer a benefit based on appreciation in value of Class A shares and are settled in the form of Class A shares.

Other Benefits and Perquisites

Retirement Programs

The Company believes retirement plans are a key element in attracting and retaining employees at all levels of the organization. The Company maintains both defined benefit and defined contribution plans directly in the U.S. and via various subsidiaries outside the U.S. Employees hired in the U.S. after January 1, 2008 are covered under a defined contribution plan. Each NEO, excluding Mr. Roche, participates in the U.S. defined benefit retirement plan and all participate in either a defined benefit or defined contribution supplemental plan. Mr. Roche also has deferred benefits in an Ireland defined benefit plan. These plans are described in more detail along with officers’ other pension benefits in the sections under Pension Benefits beginning on page 32. The value of pension benefits for each NEO can be found in the 2022 Pension Benefits Table on page 35.

Medical Coverage

The NEOs participate in the same health insurance programs available to all employees. In addition, our executive officers have coverage under an enhanced medical insurance policy that generally covers all unpaid healthcare expenses deductible under IRS guidelines in the U.S. or receive equivalent expense reimbursements outside the U.S. This supplemental coverage plan was established in accordance with industry practice for senior executives. We believe that conforming to industry standards aids in executive retention.

Vacation, Disability and Group Life Insurance

NEOs participate in the same vacation, disability and life insurance programs as all other Moog employees. Life insurance coverage for employees is based upon a multiple of salary, with the multiple for the NEOs generally being two and a half times annual salary.

Termination Benefits

NEOs and other members of executive management are provided termination benefit agreements that are triggered under certain circumstances, including upon a termination of employment in connection with a change in control. Under these agreements, executive officers receive salary continuance for up to three years based upon length of service; STI on a prorated basis in the year of termination; outplacement services; and medical coverage, life and disability benefits and club dues for one year. These agreements are designed to retain executives and provide continuity of management in the event of a change in control. The Company believes that these severance and change in control benefits are required to attract and retain executive talent in a marketplace where such benefits are commonly offered. For additional information, refer to the section on Potential Payments Upon Termination or Change in Control beginning on page 36.

Other Benefits

The Company reimburses fees for membership in certain private clubs so that the Company’s executives have these facilities available for entertaining customers, conducting Company business and fulfilling community responsibilities.

The Process Used to Determine Compensation

Base Salary

The process for setting annual base salaries is one whereby the CEO makes recommendations for all other officers' merit-based salary increases and, occasionally, base salary adjustments needed to position an executive officer appropriately against market benchmarks. The Executive Compensation Committee approves or adjusts those recommendations for a final determination and determines the base salary adjustment for the CEO. As part of this process, the CEO prepares a performance appraisal for each executive officer, including himself, which is reviewed in detail by the Executive Compensation Committee. These performance appraisals take into consideration:

•the outcomes achieved by the business unit or functional area for which the officer is responsible;
•the conduct and contribution of the officer and the organization he/she manages in achieving overall Company results; and
•the officer’s achievements in developing organizational strength for the future.

In developing his recommendations for base salary increases and adjustments for the calendar year for the NEOs, other than himself, in 2022, the CEO was also guided by the pay increases made across other Moog sites worldwide. The following table shows the 2022 and 2021 calendar year annual base salaries and corresponding percentage increase:

	Calendar Year Base Salary ($)
Name	2022	2021	Increase (%)
John R. Scannell	$1,049,922	$1,019,346	3%
Jennifer Walter	561,808	530,005	6%
Patrick J. Roche(1)	625,000	508,794	23%
Mark J. Trabert	519,064	503,942	3%
Maureen M. Athoe	496,309	481,853	3%
(1)Mr. Roche's increase reflects his promotion to Executive Vice President, Chief Operating Officer.

Short Term Incentive (STI)

Annual bonuses paid to senior executives are developed in accordance with the revised STI plan introduced in fiscal 2022. For the over 400 participants within this group, payments under the STI plan are paid based on the Company's performance against annual EPS and FCF targets. EPS is defined as reported net earnings divided by diluted average common shares outstanding. FCF is defined as net cash provided by operating activities less cash flows from investing activities related to the purchase of property, plant and equipment.

The following table shows each of the two performance target ranges:

Performance Goal	Weighting (%)	Threshold ($)	Target ($)	Maximum ($)
Adjusted EPS	75%	$3.44	$4.91	$6.38
Adjusted FCF (in millions)	25%	$80	$159	$239

The objective of the STI plan is to reward our executives for improvements in our operating performance. On occasion, there may be non-operating events which significantly influence our EPS or FCF reported in accordance with generally accepted accounting principles ("GAAP"). These non-operating events are not representative of the underlying performance of the business and could have a large positive or large negative impact on STI payments. Therefore, the Company reviews these non-operating events each fiscal year and may adjust for these impacts when setting targets and measuring performance to ensure the actual STI reflects the underlying operating performance. STI objectives are not modified during the year once they have been set.

On-target payouts vary based on a participant's responsibilities and are set as a percentage of base salary. During fiscal 2022, the CEO was eligible to receive an on-target STI bonus of 80% of base salary and the other NEOs were eligible to receive an on-target STI bonus of 45% of base salary. Performance at or below threshold would result in no payout and performance at or above maximum would be capped at two times the on-target percentage payout.

Actual total Company results and actual STI payouts for fiscal 2022 were as follows:

CEO	Actual ($)	Performance (%)	Weighting (%)	STI Factor (%)	Target Payout (% of base salary)	Payout (% of base salary)
Adjusted EPS	$5.56	144%	75%	108.2%	80%	86.5%
Adjusted FCF (in millions)	$7	—%	25%	—%	80%	—%

NEO (other then CEO)	Actual ($)	Performance (%)	Weighting (%)	STI Factor (%)	Target Payout (% of base salary)	Payout (% of base salary)
Adjusted EPS	$5.56	144%	75%	108.2%	45%	48.7%
Adjusted FCF (in millions)	$7	—%	25%	—%	45%	—%

Performance measured under the STI was adjusted in alignment with our fiscal 2022 disclosed adjusted EPS and adjusted FCF. Adjusted EPS is defined as EPS excluding the impacts associated with divestitures, the sale of a building, inventory write-down charges, asset impairment, and restructuring charges. Adjusted FCF is defined as FCF excluding the impact of the RPA. The Company believes aligning the STI performance measurement to our reported adjusted results recognizes the underlying operational performance of the business while neutralizing the impact, favorable or unfavorable, of significant unexpected or non-operational items. It is also meant to encourage strategic decisions made to enhance shareholder value creation which may not be immediately accretive. Additional information regarding adjustments made between the Company’s reported and adjusted results can be accessed in the Supplemental Data published with the fiscal 2022 fourth quarter earnings release on our website at www.moog.com by selecting Investors, Webcasts and then Event Archives.

Long Term Incentive (LTI)

The Company believes that stock ownership on the part of executive officers serves to align the leadership of the Company with the interest of shareholders. The Board has appointed the Executive Compensation Committee to administer all components of executive compensation, including equity-based compensation plans. These responsibilities include the authority to construe and interpret the terms of the plans and awards granted under them, as well as the authority to determine the persons eligible to receive awards, when each award will be granted and the terms of each award, including the award amounts granted. No awards may be re-priced in accordance with the terms of the Company’s outstanding plans.

During fiscal 2022, the NEOs were awarded the following amounts:

Name	SARs (#)	PSUs(1) (#)	TVAs ($)	Total Grant Date Fair Value ($)
John R. Scannell	23,352	8,033	$666,666	$2,000,015
Jennifer Walter	6,539	2,249	186,666	559,996
Patrick J. Roche	8,757	3,013	250,000	750,058
Mark J. Trabert	3,737	1,286	106,666	320,081
Maureen M. Athoe	3,737	1,286	106,666	320,081
(1)Column represents the target number of PSUs.

These awards were granted under the 2014 LTI Plan and, in respect to the SARs and PSUs, were issued in underlying Class B shares. The SARs and TVAs each vest ratably over a three-year period. The PSUs will vest at the end of a three-year performance period and the number of PSUs earned will be determined based upon the level of performance achieved against two performance criteria. PSUs have the potential to be earned between zero and two times the number of target units awarded.

The Executive Compensation Committee has not used a formulaic approach, but in years when performance is considered adequate, the Executive Compensation Committee has invited the CEO to make recommendations for LTI awards for all executive officers other than himself. These recommendations were either approved or adjusted by the Executive Compensation Committee. With regard to the CEO, SAR, PSU and TVA awards were determined by the Executive Compensation Committee. A total of 91,788 SARs, 30,836 PSUs and $2,556,654 TVAs were awarded to all eligible executives, including the NEOs, in fiscal 2022.

A SAR award contains such terms and conditions as determined by the Executive Compensation Committee, subject to the terms of the 2014 LTI Plan, including the date on which the SARs become exercisable and the expiration date of the SARs. The exercise price of a SAR on Class B shares will be equal to the fair market value of one Class B share on the grant date as defined in the 2014 LTI Plan.

SARs vest and become exercisable pursuant to the terms and conditions outlined in each participant’s award agreement, as determined by the Executive Compensation Committee. Except as described in Potential Payments upon Termination or Change in Control beginning on page 36, SARs do not become exercisable earlier than the first anniversary of the date of grant, and vested SAR awards will be exercisable by participants only until the tenth anniversary of the date of grant. The total number of shares of Moog stock subject to SARs that may be awarded to any one employee during any fiscal year of the Company may not exceed 100,000 shares.

A PSU award contains such terms and conditions as determined by the Executive Compensation Committee, subject to the terms of the 2014 LTI Plan, including the dates on which the PSUs vest and settle, the performance criteria which the awards are based on and the way in which awards will be linked to performance targets. The fair market value realized upon settlement of earned PSUs is defined in the same manner as described above for SARs.

PSUs vest and settle pursuant to the terms and conditions outlined in each participant’s award agreement, as determined by the Executive Compensation Committee. Except as described in Potential Payments upon Termination or Change in Control beginning on page 36, PSUs do not vest earlier than the end of the three-year performance period, at which time they vest in accordance with the level of performance attained upon certification by the Executive Compensation Committee. The total number of shares of Moog stock subject to PSUs that may be awarded to any one employee during any fiscal year of the Company may not exceed 100,000 shares. For the fiscal 2022 grant, the performance measures used for PSUs were total sales and operating margin targets. The Company does not publicly disclose the specific performance target levels as they constitute highly confidential information that would result in competitive harm. The targets approved by the Executive Compensation Committee and the Board are rigorous and challenging and were set sufficiently high enough to be difficult, but not unattainable to achieve.

A TVA award contains such terms and conditions as determined by the Executive Compensation Committee, subject to the terms of the 2014 LTI Plan, including the dates on which the TVAs vest and settle and whether the TVAs will be settled in the form of cash or a number of Class B shares, determined using the current stock price upon settlement. For TVAs settled in Class B shares, the fair market value realized upon settlement of vested TVAs is defined in the same manner as described above for SARs and PSUs.

TVAs vest and settle pursuant to the terms and conditions outlined in each participant’s award agreement, as determined by the Executive Compensation Committee. Except as described in Potential Payments upon Termination or Change in Control beginning on page 36, TVAs do not vest earlier than the first anniversary of the date of grant. Each vested fixed dollar tranche of a TVA will settle in Class B shares using the fair market value, as defined in the 2014 LTI Plan, of the Class B shares on the date of vesting of such tranche. While it is intended that TVAs will be settled in Class B shares, the Company reserves the right, at its discretion, to settle vested amounts in cash rather than issue shares.

The Executive Compensation Committee, in collaboration with the CEO, selected a pattern of award distributions where all officers except the CEO, CFO and COO were awarded the same number of SARs, PSUs and TVAs. Korn Ferry analysis indicates that the value of the Company’s awards in SARs, PSUs and TVAs is below the median of peer companies.

The Executive Compensation Committee remains mindful of the relationship between the number of stock-based compensation awards granted and the shares outstanding. As of fiscal 2022 year-end, the shares related to the Company’s outstanding awards were less than 1% of the total outstanding shares.

Risk Review

In formulating and evaluating the Company’s executive compensation program, the Executive Compensation Committee considers whether the program promotes excessive risk-taking. The Executive Compensation Committee believes the components of the Company’s executive compensation program:

•Provide an appropriate mix of fixed and variable pay;
•Balance short-term operational performance with long-term increases in shareholder value;
•Reinforce a performance-oriented environment; and
•Encourage recruitment and retention of key executives.

The Executive Compensation Committee of the Board has followed substantially consistent practices over the years and the members of the Executive Compensation Committee have not seen any evidence that our compensation programs create risks that are reasonably likely to have a material adverse effect on our Company. The Executive Compensation Committee believes the leadership of the Company is not provided with incentives which would result in leadership taking unreasonable risks in order to achieve short-term results at the expense of the long-term health and welfare of the shareholders’ investment. Additional policies are in place to further reduce the likelihood of excessive risk-taking, such as the Insider Trading Policy, which prohibits key insiders, including officers, from engaging in short sales or hedging transactions involving the Company’s securities.

Tax and Accounting Implications of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to $1 million per year for certain executive officers. While the Executive Compensation Committee considers tax and accounting implications as factors when considering executive compensation, they are not the only factors considered. Other important considerations may outweigh tax and accounting considerations. As such, the Executive Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible by the Company under applicable tax laws. For fiscal 2022, the compensation of Mr. Scannell and Mr. Roche each exceeded the limitation under Section 162(m) of the Internal Revenue Code.

The Executive Compensation Committee Report

The Executive Compensation Committee of the Board has reviewed and discussed this CD&A with the Company’s management. Based on this review and these discussions with management, the Executive Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Executive Compensation Committee Members:

William G. Gisel, Jr., Chair	Brian J. Lipke
Peter J. Gundermann

COMPENSATION OF EXECUTIVE OFFICERS

Distinguishing "Awarded" Pay from "Reported" Pay in 2022

In reviewing our executive compensation, it is important to distinguish the reported compensation provided to our NEOs in fiscal 2022 from the compensation that was actually awarded to our NEOs in fiscal 2022. We have provided the following additional compensation table in order to remove the volatility related to the effects of changes in actuarial assumptions on the value of the NEOs’ pension benefits as required to be disclosed in the 2022 Summary Compensation Table. This table is not a substitute for the 2022 Summary Compensation Table, which appears on page 24.

The table below shows the compensation awarded to each of our NEOs for fiscal 2022. This table includes:

•Salaries paid during fiscal 2022;
•SARs, PSUs and TVAs awarded in fiscal 2022 under the LTI;
•Non-equity incentive compensation earned for fiscal 2022 under the STI; and
•All other compensation.

Name and Principal Position	Year(1)	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
John R. Scannell	2022	$1,042,278	$—	$1,333,405	$666,610	$908,182	$80,193	$4,030,668
Chief Executive Officer; Chairman of the Board; and Director	2021	1,011,925	—	1,166,711	583,499	815,476	82,723	3,660,334
	2020	982,457	—	948,048	750,022	395,866	69,114	3,145,507
Jennifer Walter	2022	$553,857	$—	$373,333	$186,663	$273,600	$31,709	$1,419,162
Vice President; Chief Financial Officer	2021	522,504	—	353,389	176,721	265,002	32,646	1,350,262
	2020	463,755	—	318,844	250,007	137,501	27,768	1,197,875
Patrick J. Roche	2022	$596,643	$—	$500,079	$249,979	$304,375	$523,433	$2,174,509
Executive Vice President and Chief Operating Officer	2021	505,085	—	206,667	103,372	254,395	18,681	1,088,200
	2020	459,486	—	222,346	150,009	144,424	19,005	995,270
Mark J. Trabert	2022	$515,284	$—	$213,404	$106,677	$252,784	$279,522	$1,367,671
Vice President; President, Aircraft Controls	2021	500,271	—	206,667	103,372	251,971	246,056	1,308,337
	2020	485,696	—	223,472	150,009	146,777	255,069	1,261,023
Maureen M. Athoe	2022	$492,695	$—	$213,404	$106,677	$241,702	$287,532	$1,342,010
Vice President; President, Space and Defense Controls	2021	475,036	—	206,667	103,372	240,926	238,445	1,264,446
	2020	451,272	—	218,278	150,009	136,375	227,280	1,183,214

(1)The years reported are the Company’s fiscal years ended October 1, 2022, October 2, 2021 and October 3, 2020.
(2)Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.
(3)This column shows the aggregate grant date fair value computed in accordance with ASC 718 for the PSUs granted under the LTI for the fiscal years reported, the fixed dollar amounts of TVAs granted under the LTI for fiscal years 2022 and 2021 and the stock awards payable as part of the STI for fiscal 2020. With respect to the PSUs, this value is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs and represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. With respect to the LTI awards, the amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 18 - Equity-Based Compensation to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2022.
(4)This column shows the aggregate grant date fair value computed in accordance with ASC 718 for SAR awards granted under the LTI for fiscal years reported. The amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 18 - Equity-Based Compensation to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2022.
(5)This column shows the cash portion of the STI plan compensation as described in The Process Used to Determine Compensation beginning on page 18 for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.
(6)The table on page 25 shows the components of this column, which generally include group life and executive insurance premiums, Company contributions to the Company’s defined contribution plans, cash in lieu of vacation and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.

2022 Summary Compensation Table

The table below presents dollar amounts computed as required under SEC rules.

The amounts shown for equity-based awards reflect the aggregate grant date fair value. These amounts do not reflect the current or prospective value of these awards to the executive.

The amounts shown under the column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” reflect the change in the actuarial present value of each NEO’s retirement benefits and any above market or preferential earnings under the DC SERP and Restoration Plan (as defined below). The pension values for fiscal 2022 reflect the impact of changes in interest rates on actuarial present value calculations, years of credited service and changes in compensation levels.

Name and Principal Position	Year(1)	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
John R. Scannell	2022	$1,042,278	$—	$1,333,405	$666,610	$908,182	$—	$80,193	$4,030,668
Chief Executive Officer; Chairman of the Board; and Director	2021	1,011,925	—	1,166,711	583,499	815,476	1,736,762	82,723	5,397,096
	2020	982,457	—	948,048	750,022	395,866	2,011,729	69,114	5,157,236
Jennifer Walter	2022	$553,857	$—	$373,333	$186,663	$273,600	$—	$31,709	$1,419,162
Vice President; Chief Financial Officer	2021	522,504	—	353,389	176,721	265,002	74,478	32,646	1,424,740
	2020	463,755	—	318,844	250,007	137,501	141,111	27,768	1,338,986
Patrick J. Roche	2022	$596,643	$—	$500,079	$249,979	$304,375	$—	$523,433	$2,174,509
Executive Vice President and Chief Operating Officer	2021	505,085	—	206,667	103,372	254,395	171,088	18,681	1,259,288
	2020	459,486	—	222,346	150,009	144,424	1,090,381	19,005	2,085,651
Mark J. Trabert	2022	$515,284	$—	$213,404	$106,677	$252,784	$—	$279,522	$1,367,671
Vice President; President, Aircraft Controls	2021	500,271	—	206,667	103,372	251,971	384,098	246,056	1,692,435
	2020	485,696	—	223,472	150,009	146,777	264,980	255,069	1,526,003
Maureen M. Athoe	2022	$492,695	$—	$213,404	$106,677	$241,702	$—	$287,532	$1,342,010
Vice President; President, Space and Defense Controls	2021	475,036	—	206,667	103,372	240,926	397,041	238,445	1,661,487
	2020	451,272	—	218,278	150,009	136,375	308,517	227,280	1,491,731

(1)The years reported are the Company’s fiscal years ended October 1, 2022, October 2, 2021 and October 3, 2020.
(2)Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.
(3)This column shows the aggregate grant date fair value computed in accordance with ASC 718 for the PSUs granted under the LTI for the fiscal years reported, the fixed dollar amounts of TVAs granted under the LTI for fiscal years 2022 and 2021 and the stock awards payable as part of the STI for fiscal year 2020. With respect to the PSUs, this value is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs and represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. With respect to the LTI awards, the amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 18 - Equity-Based Compensation to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2022.
(4)This column shows the aggregate grant date fair value computed in accordance with ASC 718 for SAR awards granted under the LTI for fiscal years reported. The amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 18 - Equity-Based Compensation to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2022.
(5)This column shows the cash portion of the STI plan compensation as described in The Process Used to Determine Compensation beginning on page 18 for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(6)The aggregate change in actuarial present value is determined using mortality rates, interest rate and other assumptions consistent with those used in our financial statements. The amounts in this column represent the aggregate change in the actuarial present value of the officer’s accumulated retirement benefits under the Moog Inc. Employee Retirement Plan ("ERP") and the Moog Inc. Plan to Equalize Retirement Income and Supplemental Retirement Plan (“PERI-SERP”) and above-market or preferential earnings under the Moog Inc. Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”) and the Moog Inc. Retirement Savings Restoration Plan ("Restoration Plan"). In fiscal year 2022, the change in pension value for all NEOs was zero, as the increase in interest rates more than offset any growth in value due to regular pension accruals. For additional information, refer to the 2022 Pension Benefits Table on page 35 and the table for 2022 Non-Qualified Deferred Compensation on page 35.
(7)The table below shows the components of this column, which generally include group life and executive insurance premiums, Company contributions to the Company’s defined contribution plans, including under the DC SERP and Restoration Plan and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.

Name	Year	Group Life Insurance Premium ($)	Executive Medical Premiums & Reimbursements ($)	Executive Disability Premiums ($)	Company Contributions - Defined Contribution Plan(s)(1) ($)	Cash Paid In-Lieu of Vacation(2) ($)	Miscellaneous Compensation(3) ($)
John R. Scannell	2022	$7,215	$5,963	$1,652	$1,345	$40,785	$23,233
Jennifer Walter	2022	3,373	5,813	1,652	1,450	17,719	1,702
Patrick J. Roche	2022	2,284	16,869	1,595	29,688	318,467	154,530
Mark J. Trabert	2022	3,138	5,738	1,652	206,540	43,322	19,132
Maureen M. Athoe	2022	3,001	5,813	1,652	198,538	76,976	1,552
(1)The amounts include Company contributions to the Company’s defined contribution plan for each NEO and, for Mr. Trabert and Ms. Athoe, include Company contributions to the DC SERP and, for Mr. Roche, includes Company contributions to the Restoration Plan.
(2)The amount for Mr. Roche relates to his relocation to the U.S. and is the lump sum payment for accrued time issued upon termination of his contract with the Company's subsidiary, Moog Ireland Limited, in January 2022.
(3)Miscellaneous Compensation principally consists of perquisites such as club dues and auto expenses. Miscellaneous Compensation for Mr. Roche includes $144,706 of relocation costs.

2022 Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards made to the NEOs in the 2022 Summary Compensation Table during the fiscal year ended October 1, 2022. All non-cash settled awards that were granted in fiscal 2022 were issued underlying Class B shares.

Name & Type of Award	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units(5) ($)	All Other Option Awards: Number of Securities Underlying Options(6) (#)	Exercise or Base Price of Option Awards(7) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(8) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John R. Scannell
STI(2)	N/A	$—	$839,937	$1,679,875	—	—	—	$—	—	$—	$—
PSU(3)	11/16/2021	—	—	—	—	8,033	16,066	—	—	—	666,739
SAR	11/16/2021	—	—	—	—	—	—	—	23,352	83.00	666,610
TVA	11/16/2021	—	—	—	—	—	—	666,666	—	—	666,666
Jennifer Walter
STI(2)	N/A	$—	$252,814	$505,627	—	—	—	$—	—	$—	$—
PSU(3)	11/16/2021	—	—	—	—	2,249	4,498	—	—	—	186,667
SAR	11/16/2021	—	—	—	—	—	—	—	6,539	83.00	186,663
TVA	11/16/2021	—	—	—	—	—	—	186,666	—	—	186,666
Patrick J. Roche
STI(2)	N/A	$—	$281,250	$562,500	—	—	—	$—	—	$—	$—
PSU(3)	11/16/2021	—	—	—	—	3,013	6,026	—	—	—	250,079
SAR	11/16/2021	—	—	—	—	—	—	—	8,757	83.00	249,979
TVA	11/16/2021	—	—	—	—	—	—	250,000	—	—	250,000
Mark J. Trabert
STI(2)	N/A	$—	$233,579	$467,158	—	—	—	$—	—	$—	$—
PSU(3)	11/16/2021	—	—	—	—	1,286	2,572	—	—	—	106,738
SAR	11/16/2021	—	—	—	—	—	—	—	3,737	83.00	106,677
TVA	11/16/2021	—	—	—	—	—	—	106,666	—	—	106,666
Maureen M. Athoe
STI(2)	N/A	$—	$223,339	$446,678	—	—	—	$—	—	$—	$—
PSU(3)	11/16/2021	—	—	—	—	1,286	2,572	—	—	—	106,738
SAR	11/16/2021	—	—	—	—	—	—	—	3,737	83.00	106,677
TVA	11/16/2021	—	—	—	—	—	—	106,666	—	—	106,666

(1)The grant date is the date the Board ratifies the Executive Compensation Committee’s approval of the awards.
(2)Actual amounts paid in cash under the STI plan in fiscal 2022 are reflected in the Non-Equity Incentive Plan Compensation column of the 2022 Summary Compensation Table on page 24. The amounts shown for the maximum possible payouts under the Non-Equity Incentive Plan Awards represent the cap that payments are subject to under the STI plan, as described in The Process Used to Determine Compensation beginning on page 18.
(3)The NEOs were granted PSUs in fiscal 2022 that could settle in Class B shares at the end of the three-year performance period based on two equally-weighted performance criteria. Each criterion has a specified threshold, target and maximum performance payout levels such that performance below threshold results in no PSUs being earned, performance at target results in 50% of the maximum PSUs being earned and performance at maximum results in 100% of the maximum PSUs being earned. Proportional adjustment(s) will be applied for performance falling between threshold and target or target and maximum payout. The NEOs may receive between 0% and 200% of the target number of PSUs granted at the end of the performance period based upon the combined performance criteria.
(4)The amounts shown for PSU represents the number of shares estimated for payout.

(5)The dollar amount shown in this column represents the fixed dollar value of a TVA granted to each NEO during fiscal 2022. Pursuant to the terms of the award agreements, each TVA vests in equal fixed dollar tranches over a three year period beginning one year after the date of grant. Each vested fixed dollar tranche of a TVA will settle in Class B shares using the "fair market value" (as defined in the 2014 LTI Plan) of the Class B shares on the date of vesting of such tranche. The Company reserves the right, at its discretion, to settle vested amounts in cash rather than shares.
(6)The amounts shown for SAR awards represent the number of SARs granted to each NEO during fiscal 2022. SARs were granted for Class B shares and vest in equal increments over three years.
(7)The exercise price of a SAR on Class B shares will be equal to the fair market value of one Class B stock share as defined in the 2014 LTI Plan.
(8)This column shows the aggregate grant date fair value computed in accordance with ASC 718. For SAR awards, the amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. For PSUs, the actual value of units received will depend on the Company’s performance and market value of common stock at the time of settlement. The grant date fair value is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs. This represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. For TVAs, the amount represents the fixed dollar amount of the award at the time of grant. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions made in the calculations of these amounts may be found in Note 18 - Equity-Based Compensation to the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2022.

Outstanding Equity Awards at 2022 Fiscal Year-End

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Common Stock	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) ($)	Market Value of Shares or Units That Have Not Vested(4) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
John R. Scannell
	11/27/2012	Class A	31,791	—	$36.410	11/27/2022	$—	$—	—	$—
	11/11/2013	Class A	15,000	—	61.690	11/11/2023	—	—	—	—
	11/11/2014	Class A	15,000	—	74.380	11/11/2024	—	—	—	—
	11/17/2015	Class A	5,000	—	63.040	11/17/2025	—	—	—	—
	11/17/2015	Class B	10,000	—	65.900	11/17/2025	—	—	—	—
	11/15/2016	Class B	20,000	—	71.648	11/15/2026	—	—	—	—
	11/14/2017	Class B	18,543	—	82.310	11/14/2027	—	—	—	—
	11/13/2018	Class B	27,949	—	80.190	11/13/2028	—	—	—	—
	11/12/2019	Class B	22,646	11,323	85.950	11/12/2029	—	—	—	—
	11/17/2020	Class B	8,377	16,753	73.390	11/17/2030	—	—	—	—
	11/17/2020	Class B	—	—	—	—	—	—	7,949	567,559
	11/17/2020	Class B	—	—	—	—	388,889	388,889	—	—
	11/16/2021	Class B	—	23,352	83.000	11/16/2031	—	—	—	—
	11/16/2021	Class B	—	—	—	—	—	—	8,033	573,556
	11/16/2021	Class B	—	—	—	—	666,666	666,666	—	—

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Common Stock	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) ($)	Market Value of Shares or Units That Have Not Vested(4) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Jennifer Walter
	11/11/2013	Class A	2,000	—	$61.690	11/11/2023	$—	$—	—	$—
	11/11/2014	Class A	2,000	—	74.380	11/11/2024	—	—	—	—
	11/17/2015	Class A	667	—	63.040	11/17/2025	—	—	—	—
	11/17/2015	Class B	1,333	—	65.900	11/17/2025	—	—	—	—
	11/15/2016	Class B	2,000	—	71.648	11/15/2026	—	—	—	—
	11/14/2017	Class B	1,611	—	82.310	11/14/2027	—	—	—	—
	11/13/2018	Class B	1,741	—	80.190	11/13/2028	—	—	—	—
	11/12/2019	Class B	7,549	3,774	85.950	11/12/2029	—	—	—	—
	11/17/2020	Class B	2,537	5,074	73.390	11/17/2030	—	—	—	—
	11/17/2020	Class B	—	—	—	—	—	—	2,408	171,931
	11/17/2020	Class B	—	—	—	—	117,777	117,777	—	—
	11/16/2021	Class B	—	6,539	83.000	11/16/2031	—	—	—	—
	11/16/2021	Class B	—	—	—	—	—	—	2,249	160,579
	11/16/2021	Class B	—	—	—	—	186,666	186,666	—	—
Patrick J. Roche
	11/27/2012	Class A	12,500	—	$36.410	11/27/2022	$—	$—	—	$—
	11/11/2013	Class A	10,000	—	61.690	11/11/2023	—	—	—	—
	11/11/2014	Class A	10,000	—	74.380	11/11/2024	—	—	—	—
	11/17/2015	Class A	3,333	—	63.040	11/17/2025	—	—	—	—
	11/17/2015	Class B	6,667	—	65.900	11/17/2025	—	—	—	—
	11/15/2016	Class B	10,000	—	71.648	11/15/2026	—	—	—	—
	11/14/2017	Class B	6,181	—	82.310	11/14/2027	—	—	—	—
	11/13/2018	Class B	6,988	—	80.190	11/13/2028	—	—	—	—
	11/12/2019	Class B	4,530	2,264	85.950	11/12/2029	—	—	—	—
	11/17/2020	Class B	1,484	2,968	73.390	11/17/2030	—	—	—	—
	11/17/2020	Class B	—	—	—	—	—	—	1,408	100,531
	11/17/2020	Class B	—	—	—	—	68,889	68,889	—	—
	11/16/2021	Class B	—	8,757	83.000	11/16/2031	—	—	—	—
	11/16/2021	Class B	—	—	—	—	—	—	3,013	215,128
	11/16/2021	Class B	—	—	—	—	250,000	250,000	—	—
Mark J. Trabert
	11/15/2016	Class B	10,000	—	$71.648	11/15/2026	$—	$—	—	$—
	11/14/2017	Class B	6,181	—	82.310	11/14/2027	—	—	—	—
	11/13/2018	Class B	6,988	—	80.190	11/13/2028	—	—	—	—
	11/12/2019	Class B	4,530	2,264	85.950	11/12/2029	—	—	—	—
	11/17/2020	Class B	1,484	2,968	73.390	11/17/2030	—	—	—	—
	11/17/2020	Class B	—	—	—	—			1,408	100,531
	11/17/2020	Class B	—	—	—	—	68,889	68,889	—	—
	11/16/2021	Class B	—	3,737	83.000	11/16/2031	—	—	—	—
	11/16/2021	Class B	—	—	—	—	—	—	1,286	91,820
	11/16/2021	Class B	—	—	—	—	106,666	106,666	—	—

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Common Stock	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) ($)	Market Value of Shares or Units That Have Not Vested(4) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Maureen M. Athoe
	11/27/2012	Class A	4,000	—	$36.410	11/27/2022	$—	$—	—	$—
	11/11/2013	Class A	2,000	—	61.690	11/11/2023	—	—	—	—
	11/11/2014	Class A	2,000	—	74.380	11/11/2024	—	—	—	—
	11/17/2015	Class A	3,333	—	63.040	11/17/2025	—	—	—	—
	11/17/2015	Class B	6,667	—	65.900	11/17/2025	—	—	—	—
	11/15/2016	Class B	10,000	—	71.648	11/15/2026	—	—	—	—
	11/14/2017	Class B	6,181	—	82.310	11/14/2027	—	—	—	—
	11/13/2018	Class B	6,988	—	80.190	11/13/2028	—	—	—	—
	11/12/2019	Class B	4,530	2,264	85.950	11/12/2029	—	—	—	—
	11/17/2020	Class B	1,484	2,968	73.390	11/17/2030	—	—	—	—
	11/17/2020	Class B	—	—	—	—	—	—	1,408	100,531
	11/17/2020	Class B	—	—	—	—	68,889	68,889	—	—
	11/16/2021	Class B	—	3,737	83.000	11/16/2031	—	—	—	—
	11/16/2021	Class B	—	—	—	—	—	—	1,286	91,820
	11/16/2021	Class B	—	—	—	—	106,666	106,666	—	—

(1)Option awards consists of SARs. The exercise price of a SAR on Class A shares will be equal to the fair market value of one Class A share as defined in either the 2008 SAR Plan or the 2014 LTI Plan. The exercise price of a SAR on Class B shares will be equal to the fair market value of one Class B share as defined in the 2014 LTI Plan. The SARs vest in tranches ratably over a three year period beginning one year after the date of grant (33% in each of the three years from the grant date) and expire ten years after the date of grant. Equity-based compensation awards are generally granted annually in November and are not re-priced or granted retroactively.
(2)Stock awards consists of PSUs and TVAs. The PSUs vest at the end of a three year performance period from the date of grant and can vest between 0 – 200% of the target number of outstanding PSUs, subject to the achievement of the relevant performance conditions. The TVAs vest in tranches ratably over a three year period beginning one year after the date of grant (33% in each of the three years after the grant date).
(3)The amounts in this column represent the dollar value of TVAs outstanding as of fiscal year end. TVAs are fixed dollar amount awards, which vest in equal tranches over three years and will settle in Class B shares based upon the fair market value of the Class B shares at the time of vesting. The Company reserves the right, at its discretion, to settle vested amounts in cash rather than shares.
(4)The amounts in this column represent the fixed dollar amount of TVAs outstanding as of fiscal year end.
(5)The amounts in this column are the market value of the PSUs based upon the market price of the Company's Class B shares of $71.40 on September 30, 2022.

2022 Option Exercises and Stock Vested

The following table provides information for the NEOs named in the 2022 Summary Compensation Table regarding the exercises of options and stock awards that vested during the fiscal year ended October 1, 2022.

	Option Awards(1)		Stock Awards(5)
Name	Number of Shares Acquired on Exercise(2) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(6) ($)
John R. Scannell(3)	27,000	$954,180	6,358	$481,140
Jennifer Walter(4)	8,000	359,240	2,049	154,535
Patrick J. Roche	—	—	1,219	91,851
Mark J. Trabert	—	—	1,219	91,851
Maureen M. Athoe	—	—	1,219	91,851

(1)Option awards consist of SARs.
(2)For SARs that were exercised, the number of shares in this column reflects the nominal number of shares that were subject to SARs. The number of shares actually received upon exercise of SARs was lower and represented the value realized on exercise divided by the market value at the time of exercise.
(3)The following details Mr. Scannell’s SAR exercises in fiscal 2022:

Exercise Date	Grant Date	Type of Award	Number of Options Exercised (#)	Exercise Price ($)	Amount Realized ($)
10/28/2021	11/30/2011	SAR	27,000	$41.82	$954,180

(4)The following details Ms. Walter’s SAR exercises in fiscal 2022:

Exercise Date	Grant Date	Type of Award	Number of Options Exercised (#)	Exercise Price ($)	Amount Realized ($)
11/05/2021	11/30/2011	SAR	4,000	$41.82	$144,840
03/28/2022	11/27/2012	SAR	4,000	36.41	214,400

(5)Stock awards consist of PSUs that vested in fiscal 2022 and settled in November 2022 and TVAs that vested in fiscal 2022 settled in November 2021.
(6)Based on the closing price of the Company's common stock on the date that the stock award vested.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 2008 SAR Plan and the 2014 LTI Plan. Set forth below is information as of October 1, 2022 regarding equity compensation awards and the resultant shares that may be issued under those plans. As of October 1, 2022, all outstanding awards and all grants remaining available for future issuance may result in the issuance of either Class A or Class B shares.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Options, Warrants and Rights Remaining Available for Issuance Under Equity Compensation Plans(3) (#)
Equity Compensation Plans Approved by Security Holders	156,764	$73.67	2,203,872
Equity Compensation Plans Not Approved by Security Holders(4)	—	—	—
Total	156,764	$73.67	2,203,872

(1)The number of securities to be issued upon exercise reports the number of shares calculated to be issued if all outstanding SAR awards were exercised at October 1, 2022 plus the number of outstanding target PSUs and TVAs at October 1, 2022. The number of shares issuable upon exercise of SAR awards is calculated based upon the excess of the market price on September 30, 2022 over the exercise price of the SARs. The TVAs were converted to shares using the market price of the Company's Class B shares of $71.40 on September 30, 2022.
(2)The weighted-average exercise price does not include PSUs and TVAs.
(3)At the fiscal 2022 year-end, the number of options, warrants and rights remaining available for future issuance under the 2014 LTI Plan were 737,625 and the Employee Stock Purchase Plan ("ESPP") were 1,466,247. There are no options, warrants and rights remaining available for issuance under the 2008 SAR Plan.
(4)The Company has no equity compensation plans that have not been approved by security holders.

PENSION BENEFITS

U.S. Pension Benefits

The Company maintains the Moog Inc. Employees’ Retirement Plan (“ERP”), a tax-qualified defined benefit retirement plan. The ERP is funded by employer contributions and currently all of the NEOs, except Mr. Roche, participate in the ERP.

Compensation used to determine the benefit accrual available to U.S. based executive officers under the qualified defined benefit plan is limited to $290,000 for the plan year ended September 30, 2022.

The Internal Revenue Code limits the benefits that may be paid from tax-qualified defined benefit retirement plans and the contributions that may be made to tax-qualified defined contribution retirement plans. The Company maintains supplemental retirement plans for certain executive officers, including the NEOs, to bridge the gap between legally mandated limits on qualified pension plan benefits and the retirement benefits offered at comparable public companies and to provide participants with supplemental benefits. Each NEO participates in the Moog Inc. Plan to Equalize Retirement Income and Supplemental Executive Retirement Plan (“PERI-SERP”), Mr. Trabert and Ms. Athoe also participate in the Moog Inc. Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”) and Mr. Roche also participates in the Moog Inc. Retirement Savings Restoration Plan (“Restoration Plan”).

While the Company formally funds the ERP, the PERI-SERP, DC SERP and Restoration Plan are not formally funded. Rabbi Trusts, however, were established under which certain funds have been set aside to satisfy some of the obligations under the PERI-SERP, DC SERP and Restoration Plan. If the funds in the Rabbi Trusts are insufficient to pay amounts payable under these plans, the Company will pay the difference.

Moog Inc. Employees' Retirement Plan

Under the ERP, benefits are generally payable monthly upon retirement to participating employees of the Company. These benefits are based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code. The ERP is administered by a Retirement Plan Committee and covers all eligible employees with one year of service and a minimum of 1,000 hours of employment. New U.S. based employees hired on or after January 1, 2008 are not eligible to participate in the ERP. New U.S. based employees hired after that date are covered under a defined contribution plan.

Benefits payable under the ERP are determined on the basis of compensation and credited years of service. A participant’s accrued benefit is equal to the sum of the participant’s prior service benefit, if any, and the participant’s future service benefit.

A participant is entitled to a prior service benefit if the participant was actively employed on or after January 1, 1998 (or retired as of January 1, 1998) and was employed by the Company before October 1, 1990. The prior service benefit is 1.15% of the first $20,000 of prior service compensation, plus 1.75% of prior service compensation in excess of $20,000, multiplied by the participant’s prior service. “Prior service compensation” is the greater of (i) the participant’s basic annual rate of pay on January 1, 1988, and (ii) the amount of the participant’s annual rate of pay plus overtime and shift differential received in the calendar year ending December 31, 1989, not to exceed $150,000. “Prior service” is the number of years and completed months of credited service with the Company through October 1, 1990.

A participant’s future service benefit is computed separately for each year of credited service beginning with October 1, 1990, or the participant’s date of hire, if later, and is equal to 1.15% of the participant’s future service compensation not in excess of $20,000, plus 1.75% of the participant’s future service compensation in excess of $20,000. In any event, after a participant is credited with 35 years of combined prior service and future service, the participant’s benefit for each year of future service will be 1.75% of future service compensation. “Future service compensation” with respect to a plan year is the amount of basic annual pay, plus any overtime or shift differential, a participant receives in the calendar year ending within that plan year. The maximum dollar amount of future service compensation that may be used for ERP purposes is set by law and adjusted periodically. The maximum dollar amount is $290,000 for the plan year ended September 30, 2022.

Any participant who entered the ERP before the 2002 plan year and retires with five years or more of service will receive a minimum pension benefit. If the participant joined the ERP before October 1, 2002 and retires at age 65 with 15 or more years of vesting service, the minimum pension benefit will be at least $2,400 per year. If the participant joined the ERP before October 1, 2002 and retires at age 65 with between 5 and 15 years of service, the minimum pension benefit will be a prorated portion of the $2,400 per year minimum benefit.

A participant generally may retire and begin receiving ERP benefits at normal retirement age (age 65). A participant also may retire and begin receiving plan benefits on the first day of any month coincident with or next following the participant’s 55th birthday, but only if the participant has completed 15 years of vesting service. However, the amount of a participant’s monthly ERP benefit will be discounted or reduced 0.5% for each month the early retirement benefit commences before normal retirement age.

Moog Inc. Supplemental Retirement Plans

Effective August 9, 2017, the Company combined the Moog Inc. Plan to Equalize Retirement Income ("PERI") into the Moog Inc. Supplemental Retirement Plan ("DB SERP") and renamed this combined plan the Moog Inc. Plan to Equalize Retirement Income and Supplemental Retirement Plan ("PERI-SERP"). The PERI-SERP provides for supplemental retirement benefits to eligible Company officers, including the NEOs. The PERI-SERP plan document includes separate subsections that set out the rights and provisions attributable to, and maintains the benefits of, both the DB SERP and the PERI. Messrs. Scannell and Roche have accrued DB SERP benefits, while Mr. Trabert and Mses. Walter and Athoe have accrued PERI benefits under the PERI-SERP.

Assuming a participant qualifies for full benefits, the DB SERP payment upon retirement is equal to 65% of the officer’s compensation, less any benefits payable under the ERP, certain benefits payable under other Company-sponsored retirement programs, and reduced further by one-half the primary Social Security benefit payable at age 65. All DB SERP benefits are assumed to be paid monthly in accordance with the plan document. DB SERP benefits payable to officers who have service with overseas subsidiaries of the Company are adjusted to account for benefits in subsidiary and national pension and social security plans. For the purposes of determining DB SERP benefits, an eligible officer’s compensation generally is the sum of (i) the average of the officer’s highest consecutive three-year base salary prior to retirement plus (ii) the officer’s highest annual profit share/bonus for the ten fiscal years prior to retirement.

To vest in DB SERP benefits, eligible officers must generally have (i) at least 10 years of service with the Company and (ii) attained (a) age 65 or (b) age 60 with a total combined age and years of service equal to at least 90. Full DB SERP benefits are payable when the participant reaches age 65 with at least 25 years of service. Officers who became participants in the DB SERP on or before November 30, 2011 generally vest in DB SERP benefits if the officer has (i) at least ten years of service and (ii) attained (a) age 65 or (b) age 57 with total combined age and years of service equal to at least 90. Officers who became participants in the DB SERP on or before November 30, 2011 are eligible for unreduced benefits upon reaching age 57 with at least 25 years of service.

In the event of disability, or an involuntary termination or change in control after a participant has at least ten years of service with the Company, participants also become vested in DB SERP benefits. A termination where there has been an adverse change in duties, responsibilities, status, pay or perquisites without participant consent within two years of a change in control of the Company, as defined by the PERI-SERP, is deemed an involuntary termination, as is a termination where the participant’s pay has been diminished or reduced to a greater extent than the other executives of the Company. In addition, if a married participant dies before commencing DB SERP benefits, the participant’s surviving spouse is entitled to a spousal DB SERP benefit, which shall be payable in the form of a life annuity, if (i) the participant has at least five years of service, and (ii) the participant and his or her surviving spouse have been married for at least twelve months prior to the participant’s death. In the event of the participant’s involuntary termination for cause, the DB SERP benefits, whether vested or unvested, are immediately forfeited.

PERI benefits under the PERI-SERP are intended to supplement benefits provided under the ERP by providing additional benefits that would be payable under the ERP if not for the compensation limitations imposed by the IRS. A participant vests in his or her PERI benefits if the participant retires from the Company on or after reaching his or her Earlier Retirement Date or Normal Retirement Date, as those terms are defined in the ERP. In the event the participant becomes disabled, the participant will become 100% vested in his or her PERI benefit. If a married participant dies before commencing PERI benefits, the participant’s surviving spouse is entitled to a spousal PERI benefit to the extent the surviving spouse is entitled to pre-retirement survivor benefits under the ERP.

The DC SERP provides supplemental retirement benefits to a select group of officers. The Company may make a company contribution on behalf of an eligible officer each pay period equal to a specified percentage of gross base salary. The Company may also make a discretionary contribution on behalf of one or more eligible officers. In addition, in the event that a participant incurs an “involuntary termination of employment” following the occurrence of a “company transaction” (as those terms are defined in the First Amendment to the DC SERP), the Company is required to make a “company transaction contribution” (as that term is defined in the First Amendment to the DC SERP) on behalf of an eligible participant. A “company transaction contribution” will be computed as the product of (i) the number of full months by which the date of the eligible participant’s involuntary termination of employment precedes his or her 68th birthday, times (ii) 54% of the participant’s monthly gross base salary as in effect at the time of his or her involuntary termination of employment. To be eligible to receive a company transaction contribution, an individual must have been a participant in the DC SERP on the effective date of the First Amendment to the DC SERP and granted, pursuant to the terms of the DC SERP, the right to receive a required company contribution under the DC SERP from the Company of greater than 0% of gross base salary. Given these requirements and the terms of the DC SERP, Mr. Trabert and Ms. Athoe would be eligible to receive a company transaction contribution upon their involuntary termination following a company transaction. A participant in the DC SERP becomes vested after 3 years of service or in the event of death, change in control or disability. In general, the DC SERP benefit is paid in either a lump sum or annual installments, except that (i) a participant’s entire vested benefit will be paid to him or her in a lump sum upon a change in control, and (ii) any amounts attributable to a company transaction contribution will be paid to the officer in a lump sum following his or her involuntary termination of employment.

The Restoration Plan is intended to supplement benefits provided under the Company’s tax-qualified defined contribution plan by providing employer matching and nonelective retirement contributions that are intended to generally equal what would have been made by the Company under its tax‑qualified defined contribution plan if not for the compensation and other limitations imposed by the IRS. A Restoration Plan participant is 100% vested in his or her matching contribution benefits at all times and becomes 100% vested in his or her retirement contribution benefits after having performed three years of vesting service, except that a Restoration Plan participant may vest earlier in his or her Restoration Plan benefit in the event of his or her termination on account of death or disability or upon the occurrence of a change in control. In general, Restoration Plan benefits become payable upon a participant’s separation from service, a change in control or a participant’s death. Upon a change in control or a participant’s death, a participant’s Restoration Plan benefit is payable in a lump sum, while a participant may elect that any Restoration Plan benefits that become payable upon his or her separation from service be paid in a lump sum or annual installments.

Non-U.S. Pension Benefits

Moog Ireland Pension and Death Benefits Plan

Moog Ireland Limited, a wholly-owned subsidiary of the Company, maintains the Moog Ireland Pension and Death Benefits Plan (“Ireland Plan”), a defined benefit retirement plan funded by employer contributions. Under the Ireland Plan, benefits are usually payable monthly upon retirement to participating employees of the Company. These benefits are based upon final pensionable salary and credited years of service and subject to limitations imposed by the Taxes Consolidation Act 1997. The Ireland Plan is administered by the Trustees of the Ireland Plan. The Ireland Plan was available to employees of Moog Ireland Limited until it was closed to new entrants on July 1, 2011. New employees hired by Moog Ireland Limited on or after July 1, 2011 are not eligible to participate in the Ireland Plan. New employees of Moog Ireland Limited hired on or after that date are covered under a defined contribution plan.

A participant’s accrued benefit is equal to 1/60th of final pensionable salary for each year of service, where pensionable salary is base salary less a reduction to recognize the Irish State Retirement Pension and final pensionable salary is the average of the three highest calculations of pensionable salary in the last ten calculations of pensionable salary prior to the date of retirement or earlier date of leaving the service of the employer. Pensionable salary excludes bonuses, overtime, and shift pay.

A participant generally may retire and begin receiving benefits under the Ireland Plan at normal retirement age (age 65). A participant also may retire and begin receiving plan benefits on the first day of any month coincident with or next following the participant’s 50th birthday, provided they have left the service of the employer. The amount of a participant’s monthly Ireland Plan benefit, however, will be discounted or reduced by the actuary to the Ireland Plan, having regard to the solvency of the Ireland Plan at the time of the retirement. The current discount rate being applied by the actuary to the Ireland Plan is around 0.4% for each month the early retirement benefit commences before normal retirement age. Mr. Roche is the only NEO who has benefits under the Ireland Plan.

2022 Pension Benefits Table

The years of credited service and present value of accumulated benefits for the NEOs under the ERP and the PERI-SERP are:

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)
John R. Scannell(3)	ERP	19.167	$722,967	$—
	PERI-SERP(4)	30.667	14,682,693	—
Jennifer Walter	ERP	22.250	431,675	—
	PERI-SERP(4)	9.000	67,530	—
Patrick J. Roche	Ireland Plan	21.000	1,642,429	—
	PERI-SERP(4)	22.750	2,476,577	—
Mark J. Trabert(3)	ERP	37.750	1,119,758	—
	PERI-SERP(4)	9.000	227,092	—
Maureen M. Athoe(3)	ERP	38.583	1,046,436	—
	PERI-SERP(4)	7.000	216,315	—

(1)Credited service is determined in years and months as of October 1, 2022 and includes only service with the Company (or certain acquired employers). In general, the Company does not grant extra years of credited service.
(2)The “Present Value of Accumulated Benefits” is based on the same assumptions as those used for the valuation of the plan liabilities in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2022, and are calculated as of the October 1, 2022 measurement date. The assumptions made in the calculations of these amounts may be found in Note 14 - Employee Benefit Plans to the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 2022.
(3)Eligible for early retirement under the ERP.
(4)Messrs. Scannell and Roche have accrued DB SERP benefits, while Mr. Trabert and Mses. Walter and Athoe have accrued PERI benefits under the PERI-SERP.

2022 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John R. Scannell	$—	$—	$—	$—	$—
Jennifer Walter	—	—	—	—	—
Patrick J. Roche	—	6,333	—	—	6,333
Mark J. Trabert	—	206,113	(280,706)	—	1,358,707
Maureen M. Athoe	—	197,078	(309,801)	—	1,413,384

(1)None of the NEOs deferred any salary in fiscal 2022.
(2)Registrant Contributions by the Company in fiscal 2022 are reported in the All Other Compensation column of the 2022 Summary Compensation Table on page 24.
(3)Aggregate Earnings in fiscal 2022 are reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the 2022 Summary Compensation Table on page 24. DC SERP and Restoration Plan participants are permitted to direct the investment of their DC SERP and Restoration Plan accounts among the investment options made available by the Company with respect to the DC SERP and Restoration Plan. Earnings are determined by reference to the investment performance of the investments selected by a participant. A participant may modify their investment election, on a prospective basis, at any time.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment, Severance and Change in Control

The Company has entered into Employment Termination Benefits Agreements (“Termination Agreements”) with its executive officers. These Termination Agreements cover termination as a result of death, disability, retirement, termination for cause, voluntary and involuntary termination of employment, as well as involuntary termination after a change in control. The following is a summary of the termination benefits provided under various circumstances. A discussion of the executive officers’ pension benefits and supplemental retirement benefits under these various circumstances, can be found under Pension Benefits beginning on page 32.

Payment Upon Death, Disability or Retirement

In the event of the death of an officer, the estate or surviving spouse will receive a payment of six months’ salary, a STI payment pro-rated to the last day of the month in which the officer’s death occurs and any unused vested vacation. A payment of approximately two and a half times annual salary will be paid under the Company’s Group Life Insurance plan, subject to a cap of $4,000,000. The estate or surviving spouse will receive payments under the Company’s pension and 401(k) plans. All unexpired SARs will fully vest and the estate or surviving spouse will have two years to exercise unexpired SARs. Unvested PSUs will be paid out at target, pro-rated for the number of full quarters completed prior to death within the performance period. Unvested TVAs will be forfeited.

In the event an officer becomes disabled or retires, the officer is entitled to the same benefits, as described above, with the exception of life insurance, salary continuation, STI payment and PSU settlement. If the officer becomes disabled, the officer also will receive payments under the Company’s disability plan. STI will be paid on a pro-rated basis for full months of service prior to the date of disability. Unvested PSUs and TVAs will generally be forfeited.

If the officer retires, the officer will receive all benefits provided generally by the Company to its executives upon retirement, including benefits under any retirement or supplemental retirement plans and insurance benefits provided upon retirement. STI will be paid on a pro-rated basis for full months of service prior to the date of retirement. Unvested PSUs will remain available to be earned at the end of the performance period, subject to the performance criteria and may be pro-rated for the number of full years completed prior to retirement within the performance period. Unvested TVAs will be forfeited.

Payment Upon Termination for Cause

Under the Termination Agreements, “cause” is considered a harmful act or omission constituting a willful and a continuing failure to perform material and essential employment obligations, conviction of a felony, willful perpetration of common law fraud, or any willful misconduct or bad faith omission constituting dishonesty, fraud or immoral conduct, which is materially injurious to the financial condition or business reputation of the Company. If terminated for “cause,” the officer is entitled to all benefits vested under retirement plans and payment of unused vested vacation. The officer is not entitled to STI, no severance is provided and all SARs, PSUs and TVAs expire.

Payment Upon Voluntary Termination

When an officer voluntarily terminates employment with the Company, the officer is entitled to receive all pension benefits accrued under any retirement or supplemental retirement plans up to the date of termination (subject to the rules referenced above in the PERI-SERP description), and payment for all unused vested vacation. All unexpired vested SARs are exercisable within ninety days of termination and all unvested SARs, PSUs and TVAs will generally expire at the close of business on the date of termination.

Payment Upon Involuntary Termination Without Cause and After a Change in Control

The termination benefits provided to an officer under the Termination Agreements in the case of involuntary termination without cause and in the event of involuntary termination after a change in control are the same, except each event references a different credited years of service table to determine salary continuance. The officer will receive salary continuance for no less than 12 months and no more than 36 months, depending on length of service. STI will be paid as earned in accordance with the plan and any unused vested vacation will be paid. The Company will pay, for one year after involuntary termination without cause or involuntary termination after a change in control, medical premiums on behalf of the officer, one year of auto related expenses, outplacement services, as well as one year of club membership dues for which reimbursement was provided by the Company. The officer is entitled to all vested benefits under any retirement or supplemental retirement plans. Upon an officer’s involuntary termination not in connection with a change in control, all unexpired vested SARs are exercisable within ninety days of termination and all unvested SARs, PSUs and TVAs will expire at the close of business on the date of termination. Upon a change in control, all unexpired SARs will fully vest, all unvested PSUs will fully vest and will be paid out at the maximum level of performance and all unvested TVAs will fully vest and will be paid out in cash no later than 30 days following the change in control. Upon an involuntary termination after a change in control, the officer is entitled to exercise all SARs within two years of termination.

The Termination Agreements provide that an officer cannot compete with the Company during the term of the Termination Agreement, and in the event of an involuntary termination after a change in control, until the last payment of any benefits to the officer under the Termination Agreement. Each Termination Agreement also requires each officer not to disclose confidential information of the Company during the term of the Termination Agreement or thereafter.

The following table shows potential payments to the NEOs upon death, disability, retirement, voluntary termination, involuntary termination without cause or involuntary termination after a change in control. The amounts shown assume that the termination was effective October 1, 2022, the last business day of the Company’s most recent fiscal year end. The actual amounts to be paid can only be determined at the actual time of an officer’s termination.

Name	Type of Payment	Death ($)	Disability ($)	Retirement(9) ($)	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Involuntary Termination After a Change in Control(10) ($)
John R. Scannell	Severance(1)	$—	$—	$—	$—	$3,126,834	$3,126,834
	Salary Continuance(2)	521,139	—	—	—	—	—
	STI(3)	908,182	908,182	908,182	—	908,182	908,182
	Insurance Coverage(4)	—	—	—	—	23,196	23,196
	Other perquisites(5)	—	—	—	—	30,733	30,733
	Option awards(6)	1,300,437	1,300,437	1,300,437	1,300,437	1,300,437	1,300,437
	Stock awards(7)	571,514	—	952,576	—	—	2,948,896
	Company transaction contribution under DC SERP(8)	—	—	—	—	—	—
	Total	$3,301,271	$2,208,619	$3,161,195	$1,300,437	$5,389,382	$8,338,278
Jennifer Walter	Severance(1)	$—	$—	$—	$—	$1,200,024	$1,661,571
	Salary Continuance(2)	276,929	—	—	—	—	—
	STI(3)	273,600	273,600	273,600	—	273,600	273,600
	Insurance Coverage(4)	—	—	—	—	15,826	15,826
	Other perquisites(5)	—	—	—	—	9,202	9,202
	Option awards(6)	29,527	29,527	29,527	29,527	29,527	29,527
	Stock awards(7)	168,710	—	275,396	—	—	851,686
	Company transaction contribution under DC SERP(8)	—	—	—	—	—	—
	Total	$748,766	$303,127	$578,523	$29,527	$1,528,180	$2,841,412
Patrick J. Roche	Severance(1)	$—	$—	$—	$—	$1,292,727	$1,789,929
	Salary Continuance(2)	298,322	—	—	—	—	—
	STI(3)	304,375	304,375	304,375	—	304,375	304,375
	Insurance Coverage(4)	—	—	—	—	29,632	29,632
	Other perquisites(5)	—	—	—	—	17,324	17,324
	Option awards(6)	571,883	571,883	571,883	571,883	571,883	571,883
	Stock awards(7)	139,336	—	282,264	—	—	881,319
	Company transaction contribution under DC SERP(8)	—	—	—	—	—	—
	Total	$1,313,915	$876,258	$1,158,521	$571,883	$2,215,940	$3,594,461
Mark J. Trabert	Severance(1)	$—	$—	$—	$—	$1,545,852	$1,545,852
	Salary Continuance(2)	257,642	—	—	—	—	—
	STI(3)	252,784	252,784	252,784	—	252,784	252,784
	Insurance Coverage(4)	—	—	—	—	12,849	12,849
	Other perquisites(5)	—	—	—	—	26,632	26,632
	Option awards(6)	—	—	—	—	—	—
	Stock awards(7)	97,952	—	158,956	—	—	491,369
	Company transaction contribution under DC SERP(8)	—	—	—	—	—	1,237,968
	Total	$608,378	$252,784	$411,740	$—	$1,838,117	$3,567,454

Name	Type of Payment	Death ($)	Disability ($)	Retirement(9) ($)	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Involuntary Termination After a Change in Control(10) ($)
Maureen M. Athoe	Severance(1)	$—	$—	$—	$—	$1,478,085	$1,478,085
	Salary Continuance(2)	246,348	—	—	—	—	—
	STI(3)	241,702	241,702	241,702	—	241,702	241,702
	Insurance Coverage(4)	—	—	—	—	17,066	17,066
	Other perquisites(5)	—	—	—	—	9,052	9,052
	Option awards(6)	214,113	214,113	214,113	214,113	214,113	214,113
	Stock awards(7)	97,952	—	158,956	—	—	491,369
	Company transaction contribution under DC SERP(8)	—	—	—	—	—	938,024
	Total	$800,115	$455,815	$614,771	$214,113	$1,960,018	$3,389,411

(1)Severance payments for Messrs. Scannell, Trabert and Roche and Mses. Walter and Athoe under an involuntary termination due to a change in control would be 36 months and are all reflected in the table above. In the event of an involuntary termination (no change in control), severance payments for Messrs. Scannell and Trabert and Ms. Athoe would be 36 months and Mr. Roche and Ms. Walter would be 26 months.
(2)Represents payment of base salary for a period of six months to the NEO’s surviving spouse or estate.
(3)For years when there is STI, termination benefits would include those STI payments for all except voluntary termination. STI is comprised of the Non-Equity Incentive Compensation included in the 2022 Summary Compensation Table on page 24.
(4)Insurance coverage reflects medical premiums paid in fiscal 2022. In the event of death, the estate or beneficiary of the officers will receive a life insurance payment pursuant to a plan covering all employees, subject to a cap of $4,000,000. In the event of disability, the officers are covered under a disability plan for all employees, which for officers provides up to 70% of pay until normal retirement age.
(5)For purposes of determining other perquisites the amount paid in fiscal 2022 for club dues and auto expenses are reflected and outplacement services have been estimated at $7,500.
(6)This is the value of outstanding, in the money SAR awards at October 1, 2022. The value was determined using September 30, 2022 Class A and Class B market prices and was calculated for the increase in the market price over the exercise price.
(7)This is the value of outstanding PSU awards at October 1, 2022 that upon termination would either vest and become payable without performance conditions or would remain outstanding and continue to vest upon performance. The value was determined using the September 30, 2022 Class B market price and was calculated by multiplying the market price by shares which would be acquired upon vest. The value provided for Involuntary Termination After a Change in Control only also includes outstanding TVA awards which would be payable in cash.
(8)Pursuant to the terms of the DC SERP, Mr. Trabert and Ms. Athoe would each be eligible to receive a “company transaction contribution” upon their “involuntary termination from employment” following the occurrence of a “company transaction” (as those terms are defined in the First Amendment to the DC SERP). See “Moog Inc. Supplemental Retirement Plans” for a more complete discussion of the requirements for eligibility for, and computation of, a “company transaction contribution” under the DC SERP.
(9)The amounts reported under retirement indicate what the NEO would receive assuming they have met the retirement eligibility requirements of the STI plan and/or applicable outstanding LTI grant agreements. As of October 1, 2022, certain NEOs may not have met all of these requirements and, therefore, portions of these amounts would not be payable.
(10)Upon a change in control without termination, the NEO would only receive the amounts provided under Option awards and Stock awards; all other payments are only payable upon involuntary termination following a change in control.

CEO PAY RATIO

As required by the Dodd-Frank Act and Regulation S-K of the Exchange Act, the following information discloses the relationship of the annual total compensation of our CEO, as set forth in the 2022 Summary Compensation Table, to that of the annual total compensation of our median employee.

As permitted by the Securities and Exchange Commission’s rules, the Company used the same median employee that was identified as of July 1, 2021 for its fiscal 2022 pay ratio disclosure as there have not been any material changes to our employee population, including employees who joined through acquisition, or compensation design since fiscal 2021 that we believe would significantly change our 2022 CEO pay ratio results.

For purposes of identifying our median employee in fiscal 2021, base wages paid to all employees, excluding the CEO, annualized for employees hired within the year, were utilized to determine the median employee. Base wages were used as the consistently applied compensation measure to determine the median employee as the variable pay programs are uniform across the Company. For purposes of determining the Company’s 2022 CEO pay ratio, the Company calculated the annual total compensation of the median employee under the same methodology used for the NEOs as set forth in the 2022 Summary Compensation Table. The annual total compensation for our median employee was then compared to 2022 Summary Compensation Table total compensation reported for Mr. Scannell, our CEO.

Fiscal 2022 annual total compensation of our CEO	$4,030,668
Fiscal 2022 annual total compensation of our median employee	$71,151
Fiscal 2022 CEO Pay Ratio	57:1

The Company’s fiscal 2022 ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K based upon the Company’s payroll and employment records and the methodologies described above. The SEC rules permit companies to employ various methodologies, exclusions and reasonable estimates to derive the pay ratio calculation representative of their respective employee populations and compensation practices. Based upon this variability, the estimated ratio reported above should not be interpreted as a basis for comparison between companies.

DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

On November 30, 2004, the Board approved indemnification agreements for officers, directors and key employees. The indemnification agreement provides that officers, directors and key employees will be indemnified for expenses, investigative costs and judgments arising from threatened, pending or completed legal proceedings. The form of the indemnification agreement was filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on December 1, 2004.

On November 1, 2022, the Company renewed an officers and directors indemnification insurance coverage through policies written by the Chubb, Travelers, AIG, AWAC, C.N.A., Zurich, Sompo, Argo and AXA XL. The renewal was for a one-year period at an annual premium of $1,134,620. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board under the rules of the Securities and Exchange Commission, the New York Stock Exchange listing standards, and the Company’s standards for director independence. The Board has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined under applicable federal law and regulations. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website. The Audit Committee has sole authority to appoint, terminate or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.

The Audit Committee reviews the Company’s financial statements and the Company’s financial reporting process. Management has the primary responsibility for the Company’s financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

In this context, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended October 1, 2022. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended October 1, 2022, filed with the Securities and Exchange Commission.

Respectfully submitted,

Kraig H. Kayser, Chair
Peter J. Gundermann
Brenda L. Reichelderfer
Members of the Audit Committee

Audit Fees and Pre-Approval Policy

The following table sets forth the aggregate fees incurred by the Company related to the services of the Company’s principal Independent Registered Public Accounting Firm, Ernst & Young LLP, for the fiscal years ended October 1, 2022 and October 2, 2021:

	Fiscal Year Ended
	October 1, 2022	October 2, 2021
Audit Fees	$2,487,443	$2,551,882
Audit-Related Fees(1)	—	—
Tax Fees(2)	292,237	380,825
All Other Fees	—	—
Total	$2,779,680	$2,932,707

(1)Audit-related fees are associated with assurance and due diligence related services.
(2)Tax fees relate to services associated with tax planning and compliance.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its Independent Registered Public Accounting Firm, subject to any de minimis exceptions described in the Exchange Act, which are approved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee annually. None of the services described above were approved by the Audit Committee under the de minimis exception provided by SEC Regulation S-X, Rule 2-01(c)(7).

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, on the recommendation of the Audit Committee, has selected Ernst & Young LLP, an independent registered public accounting firm, to continue as independent auditors of the Company for the 2023 fiscal year. Although shareholder approval of the appointment of the independent registered public accounting firm is not required by law, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Ernst & Young LLP for ratification by shareholders as a matter of good corporate practice. Even if the appointment is ratified, the Board, in its discretion and on the recommendation of the Audit Committee, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its shareholders' best interests. Representatives of Ernst & Young LLP, who will be available at the shareholders meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board recommends a vote “FOR” ratification of Ernst & Young LLP as auditors for the Company for fiscal year 2023.

SUSTAINABILITY

Commitment to Sustainability Reporting

The Company is committed to operating sustainably while providing outstanding products to our global customer base. Sustainability is ingrained in our Company’s culture and values. It includes our focus on environmental stewardship, social responsibility and corporate governance ("ESG"). We published our first sustainability report ("Sustainability Report") in August 2022 to share our progress to date and address our policies, procedures, metrics and goals around ESG and human capital topics. Since the publication of our initial Sustainability Report, we have continued on our journey to develop, maintain and expand on various sustainability initiatives.

We are developing a comprehensive sustainability strategy. This strategy includes: stakeholder outreach and engagement to help inform on our areas of focus; appointment of a cross-functional sustainability committee led by our Director of Sustainability; creation of a sustainability function to lead our Corporate Social and Environmental Responsibility ("CSER") and sustainability strategy and activities; and selection of the Sustainability Accounting Standards Board ("SASB") standards for use in establishing our investor grade ESG protocols and metrics we will seek to use and disclose going forward. Further, we have begun our transition to report according to the SASB standards. We expect to further develop and continue to execute on our strategy during fiscal 2023, which will include an update to our Sustainability Report outlining our objectives and highlighting our achievements to date.

Some of the highlights of our journey are described below. For more information related to our initiatives and progress, please review the Sustainability Report and our website. The content of the Sustainability Report and the Company’s website are not, and should not, be deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the SEC.

Sustainability Oversight

The Company’s Board of Directors has delegated primary responsibility for oversight and review of our sustainability strategy and integration of sustainability into our business to its Nominating and Governance Committee. The Nominating and Governance Committee, composed entirely of independent directors, receives regular reports on our sustainability efforts and related topics, and is routinely apprised of the actions that management has taken in furtherance of our strategy with respect to environmental and social issues, among other areas.

Environmental Sustainability

We believe that our values, rooted in trust, integrity, and collaboration, lay the foundation for the Company's commitment to corporate social and environmental responsibility. Beyond creating exciting technologies that solve our customers' most demanding technical challenges, we believe that to be truly successful, it's crucial that we contribute to improving the world for current and future generations. For us, that means we are committed to protecting our planet by minimizing our environmental impact. The Company has a dedicated Environmental, Health and Safety ("EHS") team that provides a variety of services, such as training to ensure compliance with all EHS regulations, while administering safe and healthy working conditions for our employees.

Social Engagement

We are also committed to contributing our time, talent and resources to strengthen the communities where we do business. This includes providing financial and volunteer support to various regional and local charitable organizations, non-profits and other community programs.

Human Capital Management

The Company’s culture and values, along with its approximately 14,000 employees across over 20 countries, are the most valuable assets of the Company. In order to ensure we live our values and our culture stays purposeful and strong, our Board and executive team put significant focus on nurturing and managing human capital. The Company’s sustainable human capital strategy emphasizes on the following:

•Employee recruitment
•Diversity, equity and inclusion
•Compensation programs and employee benefits that reflect competitive pay and equity
•Physical and emotional well-being
•Employee engagement and retention
•Leadership development and training
•Learning and professional development
•Succession planning
•Generous flexible working arrangements
•Employee stock ownership

We have taken deliberate steps to create a diverse, equitable and inclusive work environment for all. We have sought to achieve this through awareness, education, talent acquisition, retention and development practices. In fiscal 2021, the Company created a Diversity, Equity, and Inclusion ("DE&I") function as a commitment to progress our journey of creating a more respectful, diverse, equitable and inclusive environment. To help achieve our goals in DE&I, as well as in CSER, the Company created the role of Program Manager, Diversity Equity and Inclusion to create, implement and monitor key programs. Part of our DE&I initiative has included creating employee resource groups to support employees of color, women and gender equality. These Company-sponsored, employee-led groups are open to all employees and are designed to support professional development; develop programs that lead to broader understanding; represent the Company in our community; and help us attract and hire qualified, diverse talent.

For more information on our human capital objectives, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2022.

Ethics

We believe our corporate governance policies and practices promotes transparency, accountability and security. The Company is dedicated to fostering conduct by all employees that is consistent with the letter and in the spirit of the many laws and standards that apply to our business. Ethics are deeply embedded in our values and business processes. The Company regularly re-enforces our commitment to ethics and integrity in employee communications, in our everyday actions and in processes and controls. As a part of our on-going efforts to ensure our employees conduct business with ethics and integrity embraces our stated values, the Company has compliance training programs in multiple languages. The Company also maintains two business code of conduct related hotlines, through which individuals can anonymously raise concerns they have about business behavior they do not feel comfortable discussing directly with business operations managers or human resources personnel. The Company's business ethics hotline is administered by internal company counsel designated as the Company's business ethics advocate. In addition, we maintain a separate hotline for cases where an employee believes that the Company's financial statements are materially misstated as a result of intentional acts or material weaknesses in the systems of internal control. This hotline is administered by the Secretary of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareholders

The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Class A shares or Class B shares as of December 2, 2022. The percentage of Class A shares or Class B shares owned is based on 29,140,134 Class A shares and 4,465,269 Class B shares outstanding as of December 2, 2022.

Name and Address of Beneficial Owner	Class A Common Stock		Class B Common Stock(1)
	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(2)	4,945,351	17.0	—	—
55 East 52nd Street New York, New York
The Vanguard Group, Inc.(2)	3,248,456	11.1	—	—
100 Vanguard Blvd. Malvern, PA 19355
Earnest Partners LLC(2)	2,097,700	7.2	—	—
1180 Peachtree Street, Suite 2300 Atlanta, GA 30309
Moog Inc. Retirement Savings Plan (“RSP”)(3)	—	—	1,739,844	39.0
c/o Moog Inc. Seneca Street at Jamison Road East Aurora, NY 14052
Moog Inc. Stock Employee Compensation Trust, as amended (“SECT”)(4)	425,148	1.5	599,665	13.4
c/o Moog Inc. Seneca Street at Jamison Road East Aurora, NY 14052
Moog Inc. Supplemental Retirement Plan Trust, as amended ("Trust")(5)	—	—	826,170	18.5
c/o Moog Inc. Seneca Street at Jamison Road East Aurora, NY 14052

(1)Class B shares are convertible into Class A shares on a share-for-share basis.
(2)Holdings are derived from the most recent Schedule 13D or 13G filings and, to the extent applicable, are updated for aggregate positions reported by Bloomberg L.P. based upon the most recent Schedule 13F filings.
(3)These shares are allocated to individual participants under the RSP and are voted by Great-West Trust Company, LLC, Greenwood Village, Colorado, the Trustee as of the record date, as directed by the participants to whom such shares are allocated. Any allocated shares as to which voting instructions are not received will be voted in accordance with instructions on the proxy card. As of December 2, 2022, a total of 7,615 of the allocated Class B shares were allocated to accounts of officers and are included in the shares reported for “all directors and officers as a group" in the table Directors and Executive Officers on page 46.
(4)The SECT acquires Class A shares and Class B shares that become available for subsequent use in the RSP or other Moog employee benefit plans. The SECT will terminate on the earlier of (a) the date the SECT no longer holds any assets or (b) a date specified in a written notice given by the Board of Directors to the Trustee. The Trustee of the SECT is Robert T. Brady. The Trustee’s powers and rights include, among others, the right to retain or sell SECT assets; borrow from the Company or third party lenders upon direction from an administrative committee and enter into related loan agreements; vote or give consent with respect to securities held by the SECT in the Trustee’s sole discretion; employ accountants and advisors as may be reasonably necessary; utilize a custodian to hold, but not manage or invest, assets held by the SECT; and consult with legal counsel.
(5)The Trust was established in 1992 as a funding vehicle for the PERI-SERP, and the assets of the Trust, including the Class B shares held by the Trust, are available to fund the Moog’s obligations under the PERI-SERP and held for the benefit of the participants of the PERI-SERP. The Trustee of the Trust is John P. McGrath. The Trustee has the sole power to direct the vote and to dispose or direct the disposition of all of the 826,170 Class B shares held by the Trust.

Directors and Executive Officers

The beneficial ownership of common stock by each director, each of the NEOs and by all directors and officers as a group as of December 2, 2022 is provided in the following table. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable SARs, or SARs that become exercisable within 60 days of December 2, 2022. The percentage of Class A shares or Class B shares owned is based on 29,140,134 Class A shares and 4,465,269 Class B shares outstanding as of December 2, 2022.

	Amount and Nature of Beneficial Ownership
	Class A Common Stock				Class B Common Stock(1)
Name of Beneficial Owner	Shares	Equity Awards Currently Exercisable or Exercisable within 60 days(2)(3)	Total Shares	Percent Of Class	Shares	Equity Awards Currently Exercisable or Exercisable within 60 days(2)(3)	Total Shares	Percent Of Class
Directors
Janet M. Coletti	—	—	—	*	4,557	—	4,557	*
Donald R. Fishback(4)	39,470	5,528	44,998	*	10,768	4,591	15,359	*
William G. Gisel, Jr.	782	914	1,696	*	8,934	630	9,564	*
Peter J. Gundermann	3,026	914	3,940	*	7,643	630	8,273	*
Kraig H. Kayser (nominee)	26,652	914	27,566	*	7,643	630	8,273	*
Brian J. Lipke	10,045	914	10,959	*	7,643	630	8,273	*
Mahesh Narang (nominee)	—	—	—	*	1,204	—	1,204	*
Brenda L. Reichelderfer (nominee)	650	—	650	*	7,643	—	7,643	*
John R. Scannell (nominee)(5)	56,235	8,293	64,528	*	21,651	14,111	35,762	*
Named Executive Officers(6)
Jennifer Walter	3,413	1,104	4,517	*	6,017	2,230	8,247	*
Patrick J. Roche	12,659	5,528	18,187	*	8,058	5,425	13,483	*
Mark J. Trabert	—	—	—	*	5,205	3,645	8,850	*
Maureen M. Athoe	4,409	1,865	6,274	*	6,723	5,327	12,050	*
All directors and executive officers as a group (15 persons)(7)	158,187	25,974	184,161	*	111,093	37,849	148,942	3.3

*Does not exceed one percent of class.
(1)Class B shares are convertible into Class A shares on a share-for-share basis.
(2)Includes shares related to SARs. The number of shares issuable upon exercise of SARs is calculated for net settlement based upon the excess of the market price on December 2, 2022 over the exercise price of the SARs.
(3)Excludes PSUs held but not earned as NEOs may not direct the voting of their PSUs. The number and terms of PSUs awarded to each NEO are provided in greater detail in the Compensation Discussion and Analysis beginning on page 14 and 2022 Grant of Plan-Based Awards table on page 26.
(4)Mrs. Denise Fishback, Mr. Fishback's spouse, is the trustee of various trusts which hold 26,512 of Class A shares, which are not included in the numbers reported.
(5)Mrs. Eileen Scannell, Mr. Scannell's spouse, is the beneficial owner of 26,057 Class A shares, which are not included in the numbers reported.
(6)Mr. Scannell is also a NEO. Beneficial ownership information appears under the heading “Directors” above.
(7)“All directors and executive officers as a group” consists of the directors, the NEOs and all other executive officers as of December 2, 2022. Balances do not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and Section 16 officers, and persons who own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of the Company’s common stock. To the Company’s knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended October 1, 2022, no Section 16 officer or director of the Company failed to file reports required by Section 16(a) on a timely basis, with the exception of one late Form 4 filing for William G. Gisel, Jr. in connection with the granting of Class B shares and one late Form 5 filing for Donald R. Fishback in connection with the gifting of Class A shares.

PROPOSALS OF SHAREHOLDERS FOR 2024 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2024 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company no later than August 21, 2023. Under the Company’s by-laws, if a shareholder wishes to nominate a director or bring other business before the shareholders at the 2024 Annual Meeting without having a proposal included in the Proxy Statement for that meeting, the shareholder must notify the Secretary of the Company in writing between October 3, 2023 and November 2, 2023, and the notice must contain the specific information required by the Company’s by-laws. A copy of the Company’s by-laws can be obtained without charge from the Secretary of the Company, East Aurora, New York, 14052.

Section 1.06 of the Company’s by-laws provides that proposals may be properly brought before an annual meeting by a shareholder of record (both at the time notice of the proposal is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting if the shareholder provides timely notice of the proposal to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder making a proposal at an annual meeting must attend the meeting and the business brought before an annual meeting must also be a proper matter for shareholder action under the New York Business Corporation Law.

A shareholder’s notice to the Secretary of the Company must set forth certain information regarding the shareholder and the proposal, including the name and address of the shareholder, a brief description of the business the shareholder desires to bring before the annual meeting and the reasons for conducting such business at such annual meeting, the class or series and number of shares beneficially owned by the shareholder, the names and addresses of other shareholders known to support such proposal and any material interest of the shareholder in such proposal.

Section 1.06 further provides that nominations of candidates for election as directors of the Company at any annual meeting of shareholders may be made by a shareholder of record (both at the time notice of such nomination is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting for the election of directors if the shareholder provides timely notice to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder may nominate a candidate for election as a director only as to such class of director whose election the shareholder would be entitled to vote thereon at an annual meeting of shareholders. Any shareholder who desires to make a nomination must attend the annual meeting.

In addition to the information required in a notice of a proposal, a notice to the Secretary with respect to nominations must contain certain information regarding each proposed nominee for director, including the nominee’s name, age, business and residence address, principal occupation, the class or series and number of shares of the Company beneficially owned by the nominee and a consent of the nominee to serve as a director, if elected. The notice must also provide a description of any arrangements or understandings between the nominating shareholder and each nominee and such other information concerning the nominee as required pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Further information regarding proposals or nominations by shareholders can be found in Section 1.06 of the Company’s by-laws. If the Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.06 of the Company's by-laws in any material respect, such proposal or nomination will not be considered.

In addition to satisfying the foregoing requirements under the Company’s by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 2, 2023.

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.

Copies of the 2022 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2022, along with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders may be obtained, without charge, from the Secretary of the Company, East Aurora, New York 14052.

By Order of the Board of Directors
Christopher A. Head, Secretary

Dated: East Aurora, New York
December 19, 2022

	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945			Class A Shares

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
			:	INTERNET – www.proxypush.com/moga Use the Internet to vote your proxy with respect to your Vested Shares until 6:00 p.m. ET on January 26, 2023. Scan code below for mobile voting.
			(	PHONE - 1-866-883-3382 Use a touch-tone telephone to vote your proxy with respect to your Vested Shares until 6:00 p.m. ET on January 26, 2023.
			*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by January 30, 2023.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

Proposal 1.	Election of directors:
	Class A Director — Term Expiring 2025	01 Mahesh Narang	☐	Vote FOR all nominees (except as marked)		☐	Vote WITHHELD from all nominees
	Class A Director — Term Expiring 2026	02 Brenda L. Reichelderfer
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Proposal 2.	Ratification of Ernst & Young LLP as auditors for Moog Inc. for the 2023 fiscal year		☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE
VOTED FOR PROPOSALS 1 and 2.

Address Change? Mark box, sign, and indicate changes below:		☐
Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS
January 31, 2023
10:00 a.m. ET

The Meeting will be held virtually.

To register for the virtual meeting along with voting your shares, please follow the instructions below:

•Visit register.proxypush.com/moga on your smartphone, tablet or computer.

•As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•After registering, you will receive a confirmation email followed by an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

Moog Inc.
c/o Equiniti Trust Company
Shareowner Services
P.O. Box 64873	CLASS A SHARES PROXY
St. Paul, MN 55164-0873

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 31, 2023.

The Class A shares of stock you hold will be voted as you specify on the reverse side.

The voting cutoff for the vested Class A shares acquired by the undersigned pursuant to the Moog Inc. Management Short Term Incentive Plan and the Moog Inc. 2014 Long Term Incentive Plan, as amended, ("Vested Shares") and held by the undersigned is 6:00 p.m. ET on January 26, 2023.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Donald R. Fishback, John R. Scannell, and Christopher A. Head, and each of them as proxies with full power of substitution, to vote your Class A shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945			Class B Shares

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
:
INTERNET – www.proxypush.com/moga
Use the Internet to vote your proxy with respect to your RSP Shares, ESPP Shares and STI/LTI Shares until 6:00 p.m. ET on January 26, 2023. Scan code below for mobile voting.

			(	PHONE - 1-866-883-3382 Use a touch-tone telephone to vote your proxy with respect to your RSP Shares, ESPP Shares and STI/LTI Shares until 6:00 p.m. ET on January 26, 2023.
			*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by January 30, 2023.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

Proposal 1.	Election of directors:
	Class B Director — Term Expiring 2026	01 Kraig H. Kayser	☐	Vote FOR all nominees (except as marked)		☐	Vote WITHHELD from all nominees
	Class B Director — Term Expiring 2025	02 John R. Scannell
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Proposal 2.	Ratification of Ernst & Young LLP as auditors for Moog Inc. for the 2023 fiscal year		☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE
VOTED FOR PROPOSALS 1 AND 2.

Address Change? Mark box, sign, and indicate changes below:		☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS
January 31, 2023
10:00 a.m. ET

The Meeting will be held virtually.

To register for the virtual meeting along with voting your shares, please follow the instructions below:

•Visit register.proxypush.com/mogb on your smartphone, tablet or computer.

•As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•After registering, you will receive a confirmation email followed by an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

Moog Inc.
c/o Equiniti Trust Company
Shareowner Services
P.O. Box 64873	CLASS B SHARES PROXY
St. Paul, MN 55164-0873

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 31, 2023.

This proxy (including these voting instructions) covers (i) all Class B shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (the “RSP” and such Class B shares being the “RSP Shares”) as to which the undersigned has the right to give voting instructions under the RSP, (ii) all Class B shares acquired by the undersigned under the Moog Inc. Employee Stock Purchase Plan (the “ESPP” and such Class B shares being the “ESPP Shares”), (iii) all Class B shares acquired by the undersigned pursuant to the Moog Inc. Management Short Term Incentive Plan and the Moog Inc. 2014 Long Term Incentive Plan, as amended, (such Class B shares being the “STI/LTI Shares”) and (iv) all other Class B shares held by the undersigned.

The RSP Shares will be voted by the Trustee, Great-West Trust Company, LLC, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the RSP Shares will be voted by the Trustee of the RSP in accordance with the rules of the RSP. The ESPP Shares and all other Class B shares will be voted as you specify on the reverse side.

The voting cutoff for the RSP Shares, ESPP Shares and STI/LTI Shares held by the undersigned is 6:00 p.m. ET on January 26, 2023.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.

With respect to any Class B shares held by the undersigned, other than any RSP Shares, by signing the proxy, you revoke all prior proxies and appoint Donald R. Fishback, John R. Scannell, and Christopher A. Head, and each of them as proxies with full power of substitution, to vote your Class B shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.